The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(2)
Registration No. 333-159960
SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2009

Prospectus Supplement to Prospectus dated June 12, 2009

$

     % Senior Notes due 2014

Popular, Inc. is offering $      in aggregate principal amount of its     % Senior Notes that will mature on December   , 2014. Interest on the notes is payable on the  day of each month, beginning          , 2010. Interest will accrue from December   , 2009. Popular, Inc. may redeem the notes for cash, in whole or in part, prior to their maturity on any interest payment date occurring on or after the second anniversary of the issuance of the notes, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption. The notes will be unsecured and will rank equally and ratably with all of Popular, Inc.’s other unsecured and unsubordinated debt.

See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 155 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and page 23 of our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of risks that you should consider in connection with an investment in the notes.

The notes will not be listed on any securities exchange. Currently there is no public market for the notes.

The notes are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission, any state or Commonwealth of Puerto Rico securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note(1)	Total

Initial public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Popular, Inc.	$	$

(1)	Interest will accrue on the notes from December , 2009 to the date of settlement.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company against payment in New York, New York on December   , 2009.

UBS Financial Services Incorporated of Puerto Rico	Popular Securities

Prospectus Supplement dated December   , 2009

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with information that is different. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates thereof. We are not making an offer of these securities in any jurisdiction where such offer is not permitted.

In this prospectus, unless otherwise stated or the context otherwise requires, “Corporation,” “Popular,” “we,” “us” and “our” refer to Popular, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement are “forward-looking” statements within the meaning of the federal securities laws. These forward-looking statements may relate to Popular’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan losses, market risk and the impact of interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal proceedings and new accounting standards on Popular’s financial condition and results of operations. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may,” or similar expressions are generally intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates and assumptions by management that are difficult to predict. Various factors, some of which are beyond Popular’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•	the rate of declining growth in the economy and employment levels, as well as general business and economic conditions;

•	changes in interest rates, as well as the magnitude of such changes;

•	the fiscal and monetary policies of the federal government and its agencies;

•	changes in federal bank regulatory and supervisory policies, including required levels of capital;

•	the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets in Puerto Rico and the other markets in which borrowers are located;

•	the performance of the stock and bond markets;

•	competition in the financial services industry;

•	possible legislative, tax or regulatory changes; and

•	difficulties in combining the operations of acquired entities.

All forward-looking statements included in this prospectus supplement are based upon information available to Popular as of the date of this prospectus supplement, and, except as may be required by law, we assume no obligation to update or revise any such forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities located at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008.

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009.

•	Our Current Reports on Form 8-K filed with the SEC on January 9, 2009, February 23, 2009, July 29, 2009, August 7, 2009, August 10, 2009, August 19, 2009, August 21, 2009, August 26, 2009, September 3, 2009 and October 5, 2009 (as amended by Form 8-K/A dated October 5, 2009).

All documents that we file subsequent to the date of this prospectus supplement and prior to the termination of the offering of our notes contemplated hereby pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed shall not be deemed to be incorporated by reference into this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address: Enrique Martel, Corporate Communications, Popular, Inc., P.O. Box 362708, San Juan, Puerto Rico 00936-2708. Telephone requests may also be directed to: (787) 765-9800. You may also access this information at our website at http://www.popularinc.com. No additional information on our website is deemed to be part of or incorporated by reference in this prospectus supplement.

SUMMARY

The following summary highlights selected information contained in this prospectus supplement. It may not contain all of the information that is important to you and is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider the information contained in and incorporated by reference in this prospectus supplement, including the information set forth under the heading “Risk Factors” on page S-7, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and in our Annual Report on Form 10-K for the year ended December 31, 2008.

The Company

Popular, Inc. is a full service financial institution with operations in Puerto Rico, the mainland United States, the Caribbean and Latin America. Headquartered in San Juan, Puerto Rico, Popular offers financial services in Puerto Rico and the mainland United States, and processing services in the Caribbean and Latin America. As of September 30, 2009, Popular had approximately $35.6 billion in assets, $26.4 billion in deposits and $2.7 billion in stockholders’ equity.

We operate in three target markets: Puerto Rico, the mainland United States and processing and other technology services in Puerto Rico, Venezuela, Florida and the Dominican Republic. Our strategic objectives in our target markets consist of the following:

•	Puerto Rico: strengthen our competitive position in our main market by offering, through our subsidiary Banco Popular de Puerto Rico, the best and most complete financial services in an efficient and convenient manner. Our services respond to the needs of all segments of the market in order to earn their trust, satisfaction and loyalty.

•	Mainland United States: increase our profitability in the mainland United States by offering financial services to the communities we serve while capitalizing on our strengths in the Hispanic market.

•	Processing and Other Technology Services: provide added value by offering integrated technology solutions and transaction processing through our subsidiary EVERTEC, Inc. with an emphasis on the Caribbean and Latin America.

Popular’s principal executive offices are located at 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and our telephone number is (787) 765-9800.

The Offering

The following summary of the offering contains basic information about the offering and the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, you should read the section of this prospectus supplement entitled “Description of the Notes”.

Issuer	Popular, Inc.

Securities offered	$ in aggregate principal amount of% Senior Notes due 2014.

Stated maturity date	December , 2014.

Interest rate	% per annum, accruing from December , 2009.

Interest payment dates	Monthly on the day of each month, beginning , 2010.

Optional redemption	We may redeem the notes for cash, in whole or in part, prior to their maturity on any interest payment date occurring on or after the second anniversary of the issuance of the notes at a redemption price of 100% of the principal amount being redeemed plus accrued and unpaid interest to, but not including, the date of redemption as described under “Description of the Notes — Optional Redemption” in this prospectus supplement.

Security and ranking	The notes will be unsecured and will rank equally and ratably with the existing and future unsecured senior debt of Popular.

Covenants	The notes will be issued under an indenture with The Bank of New York Mellon, as trustee. The indenture contains certain restrictive covenants described in the accompanying prospectus.

Sinking fund	None.

Form and denominations	The notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global securities will be deposited with or on behalf of DTC and registered in the name of a nominee of DTC. Except in the limited circumstances described under “Description of Debt Securities We May Offer — Special Considerations for Global Debt Securities — Special Situations When a Global Debt Security Will Be Terminated,”notes in certificated form will not be issued or exchanged for interests in global securities.

Trading	The notes are a new issue of securities with no established trading market. We do not intend to list the notes for trading on any securities exchange or quotation system. We do not expect that there will be any secondary market for the notes.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes, including investments in, or extensions of credit to, existing and future subsidiaries located in Puerto Rico and the repayment of outstanding indebtedness. Pending use of the net proceeds of this offering, we intend to invest such net proceeds in interest-bearing, investment grade securities or to extend credit to our subsidiaries operating in Puerto Rico.

Risk factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 155 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and page 23 of our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of factors you should carefully consider before deciding to invest in the notes.

Conflict of Interest	Popular Securities, Inc., a wholly owned subsidiary of Popular, Inc. and a broker-dealer registered with the Financial Industry Regulatory Authority, or FINRA, will participate in the distribution of securities in connection with this offering. Therefore, Popular Securities, Inc. will have a “conflict of interest” as defined by NASD Conduct Rule 2720. Accordingly, this offering will be conducted in compliance with Rule 2720. No underwriter having a Rule 2720 conflict of interest will confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

RISK FACTORS

You should carefully consider the risks described below as well as the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, and all of the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

RISKS RELATING TO THE BUSINESS ENVIRONMENT AND OUR INDUSTRY

Difficult market conditions have adversely affected the financial industry and our results of operations and financial condition.

Market instability and lack of investor confidence have led many lenders and institutional investors to reduce or cease providing funding to borrowers, including other financial institutions. This market turmoil and tightening of credit have led to an increased level of commercial and consumer delinquencies, lack of consumer confidence, increased market volatility and widespread reduction of business activity generally. The resulting economic pressure on consumers and uncertainty about the financial markets have adversely affected our industry and our business, results of operations and financial condition. We do not expect an improvement in the financial markets in the near future. A worsening of these difficult conditions would likely exacerbate the economic challenges facing us and others in the financial industry. In particular, we face the following risks in connection with these events:

•	We expect to face increased regulation of our industry, including as a result of the Emergency Economic Stabilization Act of 2008 (“EESA”) and the recently announced Financial Stability Plan. Compliance with these regulations may increase our costs and limit our ability to pursue business opportunities.

•	Our ability to assess the creditworthiness of our customers may be impaired if the models and approaches we use to select, manage and underwrite our customers become less predictive of future behaviors.

•	The processes we use to estimate losses inherent in our credit exposure requires difficult, subjective, and complex judgments, including forecasts of economic conditions and how these economic conditions might impair the ability of our borrowers to repay their loans. The reliability of these processes might be compromised if these variables are no longer capable of accurate estimation.

•	Competition in our industry could intensify as a result of increasing consolidation of financial services companies in connection with current market conditions.

•	The Federal Deposit Insurance Corporation (“FDIC”) has already increased the assessments that we will have to pay on our insured deposits during 2009 because market developments have led to a substantial increase in bank failures and an increase in FDIC loss reserves, which in turn has led to a depletion of the FDIC insurance fund and a reduction of the FDIC’s ratio of reserves to insured deposits. We may be required to pay in the future significantly higher FDIC assessments on our deposits if market conditions do not improve or continue to deteriorate.

•	We may suffer higher credit losses because of federal or state legislation or other regulatory action that either (i) reduces the amount that our borrowers are required to pay us, or (ii) limits our ability to foreclose on properties or collateral or makes foreclosures less economically viable. In particular, there is legislation pending in the U.S. Congress that would allow a Chapter 13 bankruptcy plan to “cram down” the value of certain mortgages on a consumer’s principal residence to its market value and/or reset debtor interest rate and monthly payments to an amount that permits them to remain in their homes to our detriment.

During the nine months ended September 30, 2009, our overall credit quality continued to be negatively affected by the sustained deterioration of the economic conditions affecting our markets, including higher unemployment levels, unprecedented reduced demand for housing and declines in property values.

As set forth under “Management’s Discussion and Analysis of Results of Operations and Financial Condition — Non-Performing Assets” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, the credit quality of our loan portfolio has continued to be under pressure during 2009 due to adverse economic conditions, including higher unemployment levels, unprecedented reduced demand for housing and declines in property values. Non-performing assets attributable to continuing operations increased by $952 million as of September 30, 2009 as compared with December 31, 2008 and by $1.1 billion as compared with September 30, 2008. The allowance for loan losses of $1.2 billion as of September 30, 2009 was 4.95% of period-end loans held-in-portfolio, as compared to 3.43% of period-end loans held-in-portfolio on December 31, 2008 and 2.76% of period-end loans held-in-portfolio on September 30, 2008.

The main factor driving our net losses in the first nine months of 2009 has been increasing credit costs from several segments of our loan portfolio. Persistent adverse economic conditions, rising unemployment and declining property values in the markets in which we operate have continued to negatively affect our provision for loan losses. The existing adverse economic conditions are expected to persist through 2010, thus it is likely that we will continue to experience heightened credit losses, additional significant provisions for loan losses, an increased allowance for loan losses and higher levels of non-performing assets.

Weakness in the economy, employment and the real estate market in the geographic footprint of Popular has adversely impacted and may continue to adversely impact Popular.

A significant portion of our financial activities and credit exposure is concentrated in the Commonwealth of Puerto Rico (the “Island”) and the Island’s economy continues to deteriorate.

Since 2006, the Puerto Rico economy has been experiencing recessionary conditions. Based on information published by the Puerto Rico Planning Board, the Puerto Rico real gross national product decreased 2.5% during the fiscal year ended June 30, 2008.

In August 2009, the Puerto Rico Planning Board revised its gross national product forecast for fiscal year 2009 by projecting a base case scenario decline of 4.8%, a further decline of 1.4% from the projection released in February 2009. The Planning Board, however, made an upward revision of its gross national product forecast for fiscal year 2010 by projecting an increase of 0.7%. The Planning Board’s revised forecast for year 2010 takes into account the estimated effect on the Puerto Rico economy of the Commonwealth’s fiscal stabilization plan and of the activity expected to be generated by the disbursement of $1.73 billion from the American Recovery and Reinvestment Act of 2009 (“ARRA”) and $280.3 million from the Commonwealth’s local stimulus package.

The Commonwealth of Puerto Rico government is currently facing a fiscal deficit which has been estimated at approximately $3.2 billion or over 30% of its annual budget. It continues to review alternatives for reducing the deficit, as its access to the municipal bond market and its credit ratings depend, in part, on achieving a balanced budget. Measures that the government has implemented have included reducing expenses, including public-sector employment through layoffs of employees. The Commonwealth of Puerto Rico government has announced layoffs for approximately 14,500 employees, of which approximately 11,700 are expected to take place in January 2010. Since the government is an important source of employment on the Island, these measures could have the effect of intensifying the current recessionary cycle. The Puerto Rico Labor Department reported an unemployment rate of 16.4% for September 2009, compared with an unemployment rate of 12.0% for September 2008.

This decline in the Island’s economy has resulted in, among other things, a downturn in our loan originations; an increase in the level of our non-performing assets, loan loss provisions and charge-offs, particularly in our construction loan portfolio; an increase in the rate of foreclosure loss on mortgage loans; and a reduction in the value of our loans and loan servicing portfolio, all of which have adversely affected our profitability. If the decline in economic activity continues, there could be further adverse effects on our profitability.

The economy of Puerto Rico is very sensitive to the price of oil in the global market. The Island does not have significant mass transit available to the public and most of its electricity is powered by oil, making it highly sensitive to fluctuations in oil prices. A substantial increase in its price could impact adversely the economy of Puerto Rico by reducing disposable income and increasing the operating costs of most businesses and government. Consumer spending is particularly sensitive to wide fluctuations in oil prices.

The level of real estate prices in Puerto Rico has been more stable than in other U.S. markets, but the current economic environment has accelerated devaluation of properties when compared with previous periods. In addition, future developments in Puerto Rico and the mainland U.S. could further pressure residential property values. Lower real estate values could increase loan delinquencies, foreclosures and the cost of repossessing and disposing of real estate collateral. The higher end of the housing market appears to have suffered a substantial slowdown in sales activity in recent quarters, as reflected in the low absorption rates of projects financed in the Corporation’s construction loan portfolio.

The current state of the economy and uncertainty in the private and public sectors has had an adverse effect on the credit quality of our loan portfolios. The continuation of the economic slowdown would cause those adverse effects to continue, as delinquency rates may increase in the short-term, until sustainable growth resumes. Also, a potential reduction in consumer spending may also impact growth in our other interest and non-interest revenue sources.

Adverse credit market conditions may continue to affect our ability to meet our liquidity needs.

The credit markets, although recovering, have recently experienced extreme volatility and disruption. General credit market conditions remain challenging for most issuers, particularly for non-investment grade issuers like us. We need liquidity to, among other things, pay our operating expenses, interest on our debt, maintain our lending activities and repay or replace our maturing liabilities. Without sufficient liquidity, we may be forced to curtail our operations. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit and our creditworthiness. Our cash flows and financial condition could be materially affected by continued disruptions in the financial markets.

Legislative and regulatory actions taken now or in the future to address the current liquidity and credit crisis in the financial industry may significantly affect our financial condition, results of operations, liquidity or stock price.

Current economic conditions, particularly in the financial markets, have resulted in government regulatory agencies and political bodies placing increased focus and scrutiny on the financial services industry. The U.S. Government has intervened on an unprecedented scale, responding to what has been commonly referred to as the financial crisis. In addition to the U.S. Treasury Department’s Capital Purchase Program (“CPP”) under the Troubled Asset Relief Program (“TARP”) announced last fall and the new Capital Assistance Program (“CAP”) announced this spring, further steps taken include enhancing the liquidity support available to financial institutions, establishing a commercial paper funding facility, temporarily guaranteeing money market funds and certain types of debt issuances, and increasing insurance on bank deposits. Also, the U.S. Congress, through the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009, have imposed a number of restrictions and limitations on the operations of financial services firms participating in the federal programs. Most recently, a financial regulatory reform plan is being considered that would, if enacted, represent the most sweeping reform of financial regulation and financial services since the 1930s.

These programs and proposals subject us and other financial institutions to additional restrictions, oversight and costs that may have an adverse impact on our business, financial condition, results of operations or the price of our common stock. The Administration’s financial reform plan would, if enacted, further substantially increase regulation of the financial services industry and impose restrictions on the operations and general ability of firms within the industry to conduct business consistent with historical practices. Federal and state regulatory agencies also frequently adopt changes to their regulations or change the manner in which existing regulations are applied. We cannot predict the substance or impact of pending or future legislation, regulation or the application thereof. Compliance with such current and potential regulation and scrutiny may significantly increase our costs, impede the efficiency of our internal business processes, require us to increase our regulatory capital and limit our ability to pursue business opportunities in an efficient manner.

The imposition of additional property tax payments in Puerto Rico may further deteriorate our commercial, consumer and mortgage loan portfolios.

On March 9, 2009, the Governor of Puerto Rico signed into law the Special Act Declaring a State of Fiscal Emergency and Establishing an Integral Plan of Fiscal Stabilization to Save Puerto Rico’s Credit, Act No. 7. The Act imposes a series of temporary and permanent measures, including the imposition of a 0.591% special tax applicable to properties used for residential (excluding those exempt as detailed in the Act) and commercial purposes, and payable to the Puerto Rico Treasury Department. This temporary measure will be effective for tax years that commenced after June 30, 2009 and before July 1, 2012. The imposition of this special property tax could adversely affect the disposable income of borrowers from the commercial, consumer and mortgage loan portfolios and may cause an increase in our delinquency and foreclosure rates.

RISKS RELATING TO OUR BUSINESS

Our financial results for the third quarter of 2009 and our financial condition continued to be affected by the deterioration in the credit quality of our portfolio and economic conditions affecting the markets in which we operate.

The credit quality of our portfolio continues to deteriorate and has had an adverse effect on our financial results for the period ended September 30, 2009 and our financial condition as of September 30, 2009. Continued adverse changes in the economy and negative trends in employment and property values in the markets in which we operate continue to have an adverse effect on our provision for loan losses. We will continue to evaluate our allowance for loan losses and may be required to increase such amounts, perhaps substantially.

An increase in our allowance for loan losses would result in a reduction in our tangible common equity. Given the focus on tangible common equity by regulatory authorities, rating agencies and the market, we may be required to raise additional capital through the issuance of additional common stock in future periods to replace that common equity.

Actions by the rating agencies or having capital levels below well-capitalized could raise the cost of our obligations, which could affect our ability to borrow or to enter into hedging agreements in the future and may have other adverse effects on our business.

Actions by the rating agencies have raised the cost of our borrowings. Borrowings amounting to $350 million have “ratings triggers” that call for an increase in their interest rate in the event of a ratings downgrade. For example, as a result of rating downgrades effected by the major rating agencies in January, April and June 2009, the cost of servicing $350 million of our senior debt increased by an additional 275 basis points. Further rating downgrades will result in increases to the interest rate of such debt of 75 basis points per notch.

Popular Inc.’s debt and preferred stock ratings are currently rated “non-investment” grade by the rating agencies. The market for non-investment grade securities is much smaller and less liquid than for investment grade securities. Therefore, if we were to attempt to issue preferred stock or debt securities in the capital markets, it is possible that there would not be sufficient demand to complete a transaction and the cost could be substantially higher than for more highly rated securities.

In addition, changes in our ratings and capital levels below well-capitalized could affect our relationships with some creditors and business counterparties. For example, a portion of our hedging transactions include ratings triggers or well-capitalized language that permit counterparties to either request additional collateral or terminate our agreements with them based on our below investment grade ratings. Although we have been able to meet any additional collateral requirements thus far and expect that we would be able to enter into agreements with substitute counterparties if any of our existing agreements were terminated, changes in our ratings or capital levels below well capitalized could create additional costs for our businesses. In addition, servicing, licensing and custodial agreements that we are party to with third parties, including the Federal National Mortgage Association, or FNMA, include ratings covenants. Servicing rights represent a contractual right and not a beneficial ownership interest in the underlying mortgage loans. Failure to service the loans in accordance with contract requirements may lead to a termination of the servicing rights and the loss of future servicing fees. Based on our failure to maintain an investment grade rating, those third parties have the right to require us to increase collateral levels, engage a substitute custodian and/or terminate their agreements with us. None of the agreements have been terminated as of the date of this prospectus supplement. The termination of those agreements or the inability to realize servicing income for our businesses could have an adverse effect on those businesses. Other counterparties are also sensitive to the risk of a ratings downgrade and the implications for our businesses and may be less likely to engage in transactions with us, or may only engage in them at a substantially higher cost, if our ratings remain below investment grade.

Increases in FDIC insurance premiums may have a material adverse affect on our earnings.

During 2008 and continuing in 2009, higher levels of bank failures have dramatically increased resolution costs of the FDIC and depleted the deposit insurance fund. In addition, the FDIC instituted two temporary programs effective through December 31, 2009, to further insure customer deposits at FDIC-member banks: deposit accounts are now insured up to $250,000 per customer (up from $100,000) and non-interest bearing transactional accounts are fully insured (unlimited coverage). These programs have placed additional stress on the deposit insurance fund.

In order to maintain a strong funding position and restore reserve ratios of the deposit insurance fund, the FDIC increased assessment rates of insured institutions uniformly by 7 cents for every $100 of deposits beginning with the first quarter of 2009, with additional changes beginning April 1, 2009, which require riskier institutions to pay a larger share of premiums by factoring in rate adjustments based on secured liabilities and unsecured debt levels. In February 2009, the FDIC voted to amend the restoration plan and impose a special assessment of 20 cents for every $100 of assessable deposits on insured institutions on June 30, 2009, which would be collected on September 30, 2009. In May 2009, the FDIC adopted a final rule, effective June 30, 2009, that will impose a special assessment of 5 cents for every $100 on each insured depository institution’s assets minus its Tier 1 capital as of June 30, 2009, subject to a cap equal to 10 cents per $100 of assessable deposits for the second quarter 2009 risk-based capital assessment. This special assessment applied to us and resulted in a $16.7 million expense in our second quarter of 2009. On November 12, 2009, the FDIC adopted a rule requiring banks to prepay three years’ worth of premiums to replenish its depleted insurance fund. Our prepayment assessment, which is approximately $220 million, is payable on December 30, 2009 and will therefore reduce our year-end liquidity at our banking subsidiaries.

We are generally unable to control the amount of premiums that we are required to pay for FDIC insurance. If there are additional bank or financial institution failures or our capital position is further impaired, we may be required to pay even higher FDIC premiums than the recently increased levels. Our expenses for 2009 were significantly and adversely affected by these increased premiums. These announced increases and any future increases or required prepayments in FDIC insurance premiums may materially adversely affect our results of operations.

We may need additional capital resources in the future and these capital resources may not be available when needed or at all.

We may need to raise additional debt or equity financing in the future to maintain adequate liquidity and capital resources or to finance future growth, investments or strategic acquisitions. We cannot assure you that such financing will be available on acceptable terms or at all. If we are unable to obtain additional financing, we may not be able to maintain adequate liquidity and capital resources or to grow, make strategic acquisitions or investments.

Our funding sources may prove insufficient to replace deposits and support future growth.

Our banking subsidiaries rely on customer deposits, brokered deposits and advances from the Federal Home Loan Bank (“FHLB”) to fund their operations. Although those banking subsidiaries have historically been able to replace maturing deposits and advances if desired, no assurance can be given that they would be able to replace those funds in the future if our financial condition or general market conditions were to change. Our financial flexibility will be severely constrained if our banking subsidiaries are unable to maintain access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates. Finally, if we are required to rely more heavily on more expensive funding sources to support future growth, revenues may not increase proportionately to cover costs. In this case, profitability would be adversely affected.

Although we consider such sources of funds adequate for our liquidity needs, we may seek additional debt financing in the future to achieve our long-term business objectives. There can be no assurance additional borrowings, if sought, would be available to us or, on what terms. If additional financing sources are unavailable or are not available on reasonable terms, our growth and future prospects could be adversely affected.

As a holding company, we depend on dividends and distributions from our subsidiaries for liquidity.

We are a bank holding company and we depend on dividends from our banking and other operating subsidiaries to fund our obligations. Our banking subsidiaries, BPPR and BPNA, are limited by law in their ability to make dividend payments and other distributions to us based on their earnings and capital position. A failure by our banking subsidiaries to generate sufficient cash flow to make dividend payments to us may have a negative impact on our results of operation and financial position.

Unforeseen disruptions in the brokered deposits market could compromise our liquidity position.

A relatively large portion of our funding is brokered deposits. Our total brokered deposits as of September 30, 2009 were $2.8 billion or 11% of total deposits. An unforeseen disruption in the brokered deposits market, stemming from factors such as legal, regulatory or financial risks, could adversely affect our ability to fund a portion of our operations and/or meet obligations.

We may not have enough authorized shares of common stock if we are required to raise additional equity capital in the future to satisfy liquidity and regulatory needs.

As a result of prevailing recessionary conditions, we have increased our provision for loan losses, which has resulted in a reduction in the amount of our tangible common equity. Given the focus on tangible common equity by regulatory authorities, rating agencies and the market, we may be required to raise additional capital through the issuance of additional common stock in future periods to replace that common equity. We issued more than 350 million shares of common stock in the exchange offer that was conducted in the third quarter of 2009, which left us with only a limited number of authorized and unreserved shares of common stock to issue in the future. As a result, we will need to obtain stockholder consent to amend our certificate of incorporation to increase the amount of authorized capital stock if we intend to issue significant amounts of common stock in the future. We cannot be assured that our stockholders will approve such an increase.

We are subject to regulatory capital adequacy guidelines, and if we fail to meet these guidelines our business and financial condition will be adversely affected.

Under regulatory capital adequacy guidelines, and other regulatory requirements, Popular, Inc. and its banking subsidiaries must meet guidelines that include quantitative measures of assets, liabilities and certain off balance sheet items, subject to qualitative judgments by regulators regarding components, risk weightings and other factors. If we fail to meet these minimum capital guidelines and other regulatory requirements, our business and financial condition will be materially and adversely affected. If we fail to maintain well-capitalized status under the regulatory framework, or are deemed not well-managed under regulatory exam procedures, or if we experience certain regulatory violations, our status as a financial holding company and our related eligibility for a streamlined review process for acquisition proposals, and our ability to offer certain financial products will be compromised.

Our business depends on the creditworthiness of our customers and the value of the assets securing our loans.

If the credit quality of the customer base materially decreases or if the risk profile of a market, industry or group of customers changes materially, our business, financial condition, allowance levels, liquidity, capital and results of operations could be adversely affected. While we believe that our allowance for loan losses was adequate as of September 30, 2009, there is no certainty that it will be sufficient to cover future credit losses in the portfolio because of continued adverse changes in the economy, market conditions or events negatively affecting specific customers, industries or markets both in Puerto Rico and the United States. We periodically review the allowance for loan losses for adequacy considering economic conditions and trends, collateral values and credit quality indicators, including past charge-off experience and levels of past due loans and non-performing assets.

Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect us.

Management of risk requires, among other things, policies and procedures to record properly and verify a large number of transactions and events. We have devoted resources to develop our risk management policies and procedures and expect to continue to do so in the future. Nonetheless, our policies and procedures may not be comprehensive given current market conditions. Some of our methods for managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. As a result, these methods may not fully predict future exposures, which could be significantly greater than our historical measures indicate. Other risk management methods depend on the evaluation of information regarding markets, clients or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated.

Goodwill impairment could have a material adverse effect on our financial condition and future results of operations.

We performed our annual goodwill impairment evaluation for the entire organization during the third quarter of 2009 using July 31, 2009 as the annual evaluation date. Based on the results of the analysis, we concluded that there was no goodwill impairment as of that date. The fair value determination for each reporting unit performed to determine if potential goodwill impairment exists requires management to make estimates and assumptions. Critical assumptions that are used as part of these evaluations include:

•	selection of comparable publicly traded companies, based on nature of business, location and size;

•	selection of comparable acquisition and capital raising transactions;

•	the discount rate applied to future earnings, based on an estimate of the cost of equity;

•	the potential future earnings of the reporting unit; and

•	market growth and new business assumptions.

It is possible that the assumptions and conclusions regarding the valuation of our reporting units could change adversely and could result in the recognition of goodwill impairment. Such impairment could have a material adverse effect on our future results of operations. As of September 30, 2009, we had approximately $607 million of goodwill remaining on our balance sheet, of which $404 million was related to BPNA. Declines in our market capitalization would increase the risk of goodwill impairment in 2010.

Defective and repurchased loans may harm our business and financial condition.

In connection with the sale and securitization of loans, we are required to make a variety of customary representations and warranties regarding Popular and the loans being sold or securitized. Our obligations with respect to these representations and warranties are generally outstanding for the life of the loan, and they relate to, among other things:

•	compliance with laws and regulations;

•	underwriting standards;

•	the accuracy of information in the loan documents and loan file; and

•	the characteristics and enforceability of the loan.

A loan that does not comply with these representations and warranties may take longer to sell, may impact our ability to obtain third-party financing for the loan, and be unsaleable or saleable only at a significant discount. If such a loan is sold before we detect non-compliance, we may be obligated to repurchase the loan and bear any associated loss directly, or we may be obligated to indemnify the purchaser against any loss, either of which could reduce our cash available for operations and liquidity. Management believes that it has established controls to ensure that loans are originated in accordance with the secondary market’s requirements, but mistakes may be made, or certain employees may deliberately violate our lending policies. We seek to minimize repurchases and losses from defective loans by correcting flaws, if possible, and selling or re-selling such loans. We have established specific reserves for possible losses related to repurchases resulting from representation and warranty violations on specific portfolios. Nonetheless, we do not expect any such losses to be significant. Losses associated with defective loans may adversely impact our results of operations or financial condition.

We are exposed to credit risk from mortgage loans that have been sold subject to recourse arrangements.

In the past, we have retained, through recourse arrangements, part of the credit risk on sales of mortgage loans, and we also service certain mortgage loan portfolios with recourse. Consequently, we may suffer losses on these loans when the proceeds from a foreclosure sale of the property underlying a defaulted mortgage loan are less than the outstanding principal balance of the loan and the costs of holding and disposing of the related property.

Worsening in the financial condition of critical counterparties may result in higher losses than expected.

The financial stability of several counterparties is critical for their continued financial performance on covenants that require the repurchase of loans, posting of collateral to reduce our credit exposure or replacement of delinquent loans. Many of these transactions expose us to credit risk in the event of a default by our counterparty. Any such losses could adversely affect our business, financial condition and results of operations.

The resolution of significant pending litigation, if unfavorable, could have material adverse financial effects or cause significant reputational harm to us, which in turn could seriously harm our business prospects.

We face legal risks in our businesses, and the volume of claims and amount of damages and penalties claimed in litigation and regulatory proceedings against financial institutions remain high. Substantial legal liability or significant regulatory action against us could have material adverse financial effects or cause significant reputational harm to us, which in turn could seriously harm our business prospects. As more fully described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, two putative class actions and one derivative claim have been filed in the United States District Court for the District of Puerto Rico and another derivative suit has been filed in the Puerto Rico Court of First Instance against Popular, Inc., certain of its directors and officers and others. Although at this early stage, it is not possible for management to assess the probability of an adverse outcome, or reasonably estimate the amount of any potential loss, it is possible that the ultimate resolution of these matters, if unfavorable, may be material to our results of operations.

RISKS RELATED TO THE NOTES

Factors that adversely affect the business, operations or financial position of Popular, Inc. could also adversely affect an investment in the notes.

The cash available to Popular, Inc. to pay its debts, including the notes, could be adversely affected if, for example, our income declined or our expenses increased relative to our income. In addition, we may be unable to raise the funds needed to pay our obligations if our ability to borrow in the credit markets were impaired, either because of a general disruption in those markets or because of a further decline in our credit ratings due to events affecting our financial position in particular or our industry generally.

Similarly, our available cash could be adversely affected if we were unable to sell securities or other assets we hold as needed or if we were unable to obtain sufficient funds from our subsidiaries because of regulatory restrictions or financial problems affecting them. A significant and sustained reduction in the cash available to Popular, Inc. could adversely affect our ability to meet our payment obligations on our debt, including the notes, in a timely manner.

A further reduction in the credit ratings of Popular, Inc. may lower the market value of the notes. In addition, the number of potential investors that may be willing to purchase the notes, even at a lower price, may decrease if the credit ratings of Popular, Inc. are further eroded, thereby impairing your ability to sell the notes in any trading market for the notes that may develop.

Popular, Inc. is a holding company. Popular, Inc.’s ability to make payments on the notes will depend on the performance of its subsidiaries and their ability to make distributions to Popular, Inc.

Popular, Inc. depends on its subsidiaries for dividends and other payments to generate the funds necessary to meet its financial obligations, including payments of principal and interest on the notes. However, none of its subsidiaries is obligated to make funds available to Popular, Inc. for payment on the notes. The financial condition and operating requirements of Popular, Inc.’s subsidiaries (including covenants in any secured or unsecured debt those subsidiaries may incur) may limit Popular, Inc.’s ability to obtain cash from these subsidiaries. Earnings from or other available assets of these subsidiaries may not be sufficient to pay dividends or make distributions or loans to enable Popular, Inc. to make payments in respect of the notes when such payments are due. There are regulatory limits on bank subsidiaries’ ability to pay dividends or make loans to non-bank affiliates such as Popular, Inc. See “Item 1. Business — Regulation and Supervision” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Note 28 to our unaudited Financial Statements in our Quarterly report on Form 10-Q for the quarter ended September 30, 2009.

The indenture pursuant to which the notes will be issued does not restrict Popular, Inc.’s ability to incur secured debt. The notes will be effectively subordinated to any secured indebtedness of Popular, Inc. and structurally subordinated to all existing and future liabilities of Popular, Inc.’s subsidiaries, including all secured or unsecured indebtedness of those subsidiaries. Currently, Popular, Inc. does not have any secured indebtedness.

An active trading market may not develop for the notes.

The notes are a new issue of securities with no established trading market, and we do not intend to list them on any securities exchange or interdealer market quotations system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the notes. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.

The notes do not restrict our ability to incur additional debt, repurchase our securities or to take other actions that could negatively impact holders of the notes.

We are not restricted under the terms of the indenture that governs the notes from incurring additional debt or repurchasing our securities. In addition, the indenture does not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations like other similarly rated securities. Our ability to incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due.

USE OF PROCEEDS

The cash proceeds to us from the sale of notes will be approximately $      (after deducting estimated underwriting discounts and estimated offering expenses). We intend to use the net cash proceeds of this offering for general corporate purposes, including investments in, or extensions of credit to, existing and future subsidiaries located in Puerto Rico and the repayment of outstanding indebtedness. Pending use of the net proceeds of this offering, we intend to invest such net proceeds in interest-bearing, investment grade securities, or to extend credit to our subsidiaries operating in Puerto Rico.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2009 on an actual basis and on an adjusted basis to reflect the sale of the notes offered by this prospectus supplement. This table should be read in conjunction with our consolidated financial statements set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information” in this prospectus supplement.

	As of September 30, 2009
	Actual	As Adjusted

Debt
Federal funds purchased and assets sold under agreements to repurchase	$2,807,891		$2,807,891
Other short-term borrowings	3,077		3,077
Notes payable	2,649,821
Stockholders’ Equity
Preferred stock ($25 liquidation value) — 30,000,000 shares authorized; 2,006,391 shares issued and outstanding	50,160		50,160
Common stock ($0.01 par value per share) — 700,000,000 shares authorized; 639,544,895 issued and 639,541,515 outstanding	6,395		6,395
Surplus	2,794,660		2,794,660
(Accumulated deficit) retained earnings	(69,525)		(69,525)
Accumulated other comprehensive loss, net of tax of ($57,302)	(39,223)		(39,223)
Treasury stock, at cost, 3,380 shares	(11)		(11)
Total stockholders’ equity	2,742,456		2,742,456
Total capitalization	$8,203,245	$

DESCRIPTION OF THE NOTES

Because this is a summary, it does not contain all the information that may be important to you. The following description of specific terms of the notes is qualified in its entirety by reference to the provisions of the indenture pursuant to which the notes will be issued, including the definitions of certain terms contained therein and those terms made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Capitalized and other terms not otherwise defined in this prospectus supplement shall have the meanings given to them in the indenture. The indenture is an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are part.

Popular, Inc. will issue the notes under a senior indenture between Popular, Inc., as issuer, and The Bank of New York Mellon, as trustee.

The notes will be issued in an initial aggregate principal amount of $     . The notes will be issued only in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be Popular, Inc.’s unsecured senior obligations and, as such, will rank equally in right of payment with all its other existing and future senior indebtedness and senior in right of payment to all its existing and future subordinated indebtedness. As of September 30, 2009, Popular, Inc. had approximately $635.0 million in aggregate principal amount of senior unsecured notes at the holding company level that rank equal in right of payment with the notes. Popular, Inc. does not have any debt outstanding at the holding company level that is secured or that would rank senior to the notes. However, the notes would be structurally subordinated to approximately $4.0 billion of secured and unsecured indebtedness of our subsidiaries. See “Capitalization” and “Risk Factors — Risks Related to the Notes — Popular, Inc. is a holding company. Popular, Inc.’s ability to make payments on the notes will depend on the performance of its subsidiaries and their ability to make distributions to Popular, Inc.” in this prospectus supplement.

General

The specific terms of the notes are set forth below:

•	Issuer: Popular, Inc.

•	Title: % Senior Notes due 2014

•	Initial principal amount being issued: $

•	Stated maturity date: December , 2014

•	Interest rate: % per annum

•	Date interest starts accruing: December , 2009

•	Interest payment dates: Monthly on the day of each month.

•	First interest payment date: , 2010

•	Regular record dates for interest payments: The fifteenth calendar day immediately preceding each interest payment date.

•	Computation of interest: Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

•	Original issue date: December , 2009

•	Optional redemption: We may redeem the notes, in whole or in part, prior to the stated maturity date on any interest payment date occurring on or after the second anniversary of the issuance of the notes, as described below under “— Optional Redemption.”

•	Form of notes: The notes will be in the form of one or more global notes that we will deposit with or on behalf of DTC.

•	Sinking fund: The notes will not be subject to any sinking fund.

•	Ranking: The notes will constitute a series of our unsecured senior debt securities.

Optional Redemption

Popular, Inc. may redeem the notes, in whole or in part, at its option prior to the stated maturity date on any interest payment date occurring on or after the second anniversary of the issuance of the notes, at 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.

A partial redemption of the notes may be effected pro rata or by lot or by such method as the trustee may deem fair and appropriate and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the notes or any integral multiple thereof) of the principal amount of notes of a denomination larger than the minimum authorized denomination for the notes.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the trustee and each holder of the notes to be redeemed.

Unless we default in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes, or portions thereof, called for redemption.

Certain Covenants

Other than as described under “Description of Debt Securities We May Offer — Restrictive Covenants” in the accompanying prospectus, the indenture does not contain any provisions that would limit Popular, Inc.’s ability to incur indebtedness or that would afford holders of notes protection in the event of a sudden and significant decline in its credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Popular, Inc.

Events of Default

Events that would constitute an “Event of Default” under the indenture are described in the accompanying prospectus under “Description of Debt Securities We May Offer — Events of Default”.

Amendment and Waiver

Popular, Inc. and the trustee may enter into supplemental indentures to amend or supplement provisions of the indenture with the consent of a majority of holders of the notes and, in certain cases, without the consent of holders, as described under “Description of Debt Securities We May Offer — Modification and Waiver of the Indentures” in the accompanying prospectus.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The indenture provides that the duties and responsibilities of the trustee will be as provided in the Trust Indenture Act. The indenture and the provisions of the Trust Indenture Act, incorporated by reference therein, contains limitations on the rights of the trustee thereunder should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

Book Entry; Delivery and Form

Popular, Inc. will initially issue the notes in the form of one more fully registered global notes. Each global note will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. You may hold your beneficial interest in a global note directly through DTC if you are a DTC participant or indirectly through a DTC participant.

Owners of beneficial interests in a global note will receive certificated notes only in the following circumstances:

•	if DTC notifies Popular, Inc. or the book-entry depositary that it is unwilling or unable to continue to act as a depositary and a successor depository is not appointed by us within 60 days;

•	if Popular, Inc. notifies the trustee that it will terminate the global security, or

•	if an event of default has occurred with regard to debt securities represented by a global debt security and has not been cured or waived.

Any definitive registered notes will be issued in fully registered form in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. To the extent permitted by law, Popular, Inc., the trustee and any paying agent shall be entitled to treat the person in whose name any definitive registered note is registered as the absolute owner thereof.

Payments on the Notes

Payments of any amounts owing in respect of a global note will be made through one or more paying agents appointed under the indenture to DTC, or its nominee, as the holder of the global note. Initially, the paying agent for the notes will be The Bank of New York Mellon. We may change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

Payments of principal or any premium owing in respect of definitive registered notes will be made at the maturity of each note in immediately available funds upon presentation of the note at the office of Popular, Inc. maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other place as we may designate. Payment of interest due on definitive registered notes at maturity will be made to the person to whom payment of the principal of the note will be made. Payment of interest due on the definitive registered notes other than at maturity will be made at the corporate trust office of the trustee or, at our option, may be made by check mailed to the address of the person entitled to receive payment as the address appears in the security register.

None of Popular, Inc., the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of book-entry interests or for maintaining, supervising or reviewing any records relating to such book-entry interests or beneficial ownership interests.

Further Issuances

Popular, Inc. may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further notes ranking equally and ratably with the notes in all respects (or in all respects except for the issue price and the first date from which interest accrues, provided that such further notes shall be fungible with the notes offered hereby for United States federal income tax purposes), so that such further notes shall be consolidated and form a single series with the notes and shall have the same terms as to status, redemption or otherwise as the notes.

Information Concerning DTC

For information concerning DTC, see “Description of Debt Securities We May Offer — Information Relating to DTC” in the accompanying prospectus.

CERTAIN TAX CONSIDERATIONS

General

The following discussion summarizes the material Puerto Rico and United States tax considerations relating to the purchase, ownership and disposition of the notes and constitutes the opinion of our tax counsel, Pietrantoni Méndez & Alvarez LLP.

This discussion is based on the tax laws of Puerto Rico and the United States as in effect on the date of this prospectus supplement, as well as regulations, administrative pronouncements and judicial decisions available on or before such date and now in effect. All of the foregoing are subject to different interpretations and are also subject to change, which change could apply retroactively and could affect the continued validity of this summary. The tax considerations described herein are not binding on the Puerto Rico Treasury Department (the “PR Treasury”), any municipality or agency of Puerto Rico, the United States Internal Revenue Service (the “IRS”) or the courts. We will not seek a ruling from the PR Treasury or the IRS with respect to any matters discussed in this section, and we cannot assure you that the PR Treasury or the IRS will not challenge one or more of the tax consequences described below. Accordingly, there can be no assurance that the opinions set forth herein, if challenged, would be sustained.

This discussion deals only with notes held by a holder who purchases the notes upon initial issuance and holds them as capital assets within the meaning of Section 1121 of the Puerto Rico Internal Revenue Code of 1994, as amended (the “PR Code”) and Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “US Code”) (i.e., generally property held for investment).

This discussion does not intend to describe all of the tax considerations that may be relevant to a particular investor in light of such investor’s particular circumstances and does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Puerto Rico and the United States.

You should consult your own tax advisor as to the application to your particular situation of the tax considerations discussed below, as well as the application of any state, local, foreign or other tax.

Puerto Rico Taxation

The following discussion does not intend to cover all aspects of Puerto Rico taxation that may be relevant to a purchaser of notes in light of the purchaser’s particular circumstances, or to purchasers subject to special rules of taxation, such as life insurance companies, “Special Partnerships,” “Subchapter N Corporations,” registered investment companies, estates and trusts.

For purposes of the discussion below, a “Puerto Rico corporation” is a corporation organized under the laws of Puerto Rico and a “foreign corporation” is a corporation organized under the laws of a jurisdiction other than Puerto Rico. Corporations organized under the laws of the United States or any of the states of the United States are considered “foreign corporations” for Puerto Rico income tax purposes.

Taxation of Interest Paid or Accrued on the Notes

General

A holder of the notes using the accrual method of accounting to determine its taxable income will be required to recognize the interest income accrued on the notes in the holder’s taxable year in which such interest accrues. The subsequent receipt of payments of interest previously accrued shall not constitute taxable income when received by such accrual basis holder.

A holder of the notes using the cash basis method of accounting to determine its taxable income will be required to recognize the interest income on the notes in the holder’s taxable year in which such interest is actually or constructively received by the holder thereof.

The following discussion regarding the income taxation of interest on the notes received by individuals not residents of Puerto Rico (except United States citizens not residents of Puerto Rico) and foreign corporation not engaged in a trade or business in Puerto Rico assumes that interest will constitute income from sources within Puerto Rico. Generally, for Puerto Rico income tax purposes, the interest paid or accrued on indebtedness issued by a Puerto Rico corporation such as Popular, Inc. will constitute income from sources within Puerto Rico unless the corporation derived less than 20% of its gross income from sources within Puerto Rico for the three taxable years preceding the year of payment of the interest. Popular, Inc. has represented that it has derived more than 20% of its gross income from Puerto Rico sources on an annual basis since its incorporation in 1984 and expects to continue to derive in the future more than 20% of its gross income from Puerto Rico sources on an annual basis. However, there can be no assurance that Popular, Inc. or any legal successor to Popular, Inc. will be able to meet the Puerto Rico source of income requirements during the time that the notes are outstanding. The interest from bonds, notes or other interest bearing obligations received by a United States citizen not resident of Puerto Rico is deemed not to be from sources within Puerto Rico.

Individual Residents of Puerto Rico and Puerto Rico Corporations

Puerto Rico resident individuals or Puerto Rico corporations will be eligible to be taxed in Puerto Rico on their interest income received or accrued on the notes at a preferential income tax rate of 10%. In order to be entitled to such 10% preferential income tax rate, the Puerto Rico resident individuals or the Puerto Rico corporations are generally required to file an election with Popular, Inc. and Popular, Inc. is required to withhold at source such 10% preferential income tax. In order to be eligible for the 10% preferential income tax rate, these holders must complete the 10% withholding election form attached herein as Exhibit A to this prospectus supplement to permit a 10% Puerto Rico income tax withholding for any interest derived on the notes.

Puerto Rico resident individuals or Puerto Rico corporations not electing the 10% preferential income tax rate will be subject to the regular income tax rates provided by the PR Code on ordinary income, which may be up to 33% (34.65% for taxable years commencing in 2009, 2010 and 2011) in the case of individual residents and 39% in the case of Puerto Rico corporations (40.95% for taxable years commencing in 2009, 2010 and 2011).

In the case of Puerto Rico resident individuals or Puerto Rico corporations that elected the 10% preferential income tax rate, they may elect, upon filing their Puerto Rico income tax return, not to be subject to the 10% preferential income tax and to be subject to the regular income tax rates provided by the PR Code on ordinary income, which may be up to 33% (34.65% for taxable years commencing in 2009, 2010 and 2011) in the case of individual residents and 39% (40.95% for taxable years commencing in 2009, 2010 and 2011) in the case of Puerto Rico corporations, and the 10% income tax withheld at source may be claimed as a credit against the Puerto Rico income tax payable by these individuals or corporations for such year.

Puerto Rico resident individuals are subject to alternative minimum tax if their regular tax liability is less than the alternative minimum tax liability. The alternative minimum tax rates range from 10% to 20% depending on the alternative minimum tax net income. The alternative minimum tax net income includes the individual’s gross income subject to regular income tax rates, certain income exempt from the regular income tax and income subject to special tax rates as provided in the PR Code, such as interest income on the notes and long-term capital gains recognized on the disposition of the notes, both subject to the preferential 10% income tax rate.

The alternative minimum tax liability of Puerto Rico corporations is not affected by the receipt or accrual of interest income subject to the 10% preferential income tax rate.

United States Citizens not Residents of Puerto Rico

U.S. citizens not residents of Puerto Rico are not subject to Puerto Rico income or withholding taxation on their interest income received or accrued on the notes.

Individuals not Citizens of the United States and not Residents of Puerto Rico

Individuals not citizens of the United States and not residents of Puerto Rico and who are not engaged in a trade or business in Puerto Rico are not subject to Puerto Rico income tax or withholding on the interest income received on the notes, provided such holders, individually, do not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of Popular, Inc.

Foreign Corporations

The income taxation of interest income received or accrued on the notes by a foreign corporation will depend upon whether or not the corporation is engaged in a trade or business in Puerto Rico.

A foreign corporation that is not engaged in a trade or business in Puerto Rico is not subject to Puerto Rico income or withholding taxation on its interest income received on the notes, provided such foreign corporation does not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of Popular, Inc. and provided Popular, Inc. does not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of such foreign corporation.

A foreign corporation that is engaged in a trade or business in Puerto Rico will be subject to Puerto Rico corporate income tax at the preferential 10% income tax rate, in the same manner and terms applicable to Puerto Rico corporations, with respect to the interest income received or accrued on the notes. In order to be eligible for the 10% preferential income tax rate, the foreign corporation must complete the 10% withholding election form attached herein as Exhibit A to this prospectus supplement to permit a 10% Puerto Rico income tax withholding for any interest derived on the notes. In general, foreign corporations that are engaged in a trade or business in Puerto Rico are also subject to a 10% branch profit tax when the Puerto Rico source or effectively connected income, including interest on the notes, is deemed to have been repatriated outside Puerto Rico.

Partnerships

Partnerships are generally taxed in the same manner as corporations. Accordingly, the preceding discussion with respect to Puerto Rico and foreign corporations is equally applicable in the case of most Puerto Rico and foreign partnerships, respectively.

Taxation of Gain upon Sales, Exchanges, Redemptions, Retirements or Other Taxable Dispositions of Notes

General

The sale, exchange, redemption, retirement or other taxable disposition of a note prior to maturity generally will give rise to gain or loss equal to the difference between the amount realized on such disposition and the adjusted tax basis of the note in the hands of the holder. The tax basis in a note will be, in general, the cost of the note to the holder. The gain required to be recognized on the disposition of the notes will be considered ordinary income up to the amount of interest accrued on the notes to the date of disposition to the extent such interest has not been previously recognized as income while the holder was the owner of the notes, with the excess being recognized as a capital gain or loss if the notes are held as a capital asset by the holder. Any such capital gain or loss will be a long-term capital gain or loss if the holder’s holding period of the notes exceeds six months. Capital losses cannot be applied to offset ordinary income for Puerto Rico income tax purposes, except in a few limited cases.

Individual Residents of Puerto Rico and Puerto Rico Corporations

Any gain on the sale, exchange, redemption, retirement or other taxable disposition of the notes by an individual resident of Puerto Rico or a Puerto Rico corporation will generally be required to be recognized as gross income and will be subject to income tax. To the extent such gain constitutes capital gain, it will be eligible to be taxed in Puerto Rico at a maximum 10% tax rate in the case of Puerto Rico resident individuals or at a 15% tax rate in the case of Puerto Rico corporations if the holder’s holding period of the notes exceeds six months, in each case.

Any such gain recognized by Puerto Rico resident individuals constituting long-term capital gain will be subject to alternative minimum tax. See “Taxation of Interest Paid or Accrued on the Notes — Individual Residents of Puerto Rico and Puerto Rico Corporations”.

The alternative minimum tax liability of Puerto Rico corporations is not affected by the recognition of long-term capital gains on the sale, exchange, redemption, retirement or other taxable disposition of the notes.

United States Citizens not Residents of Puerto Rico

A United States citizen who is not a resident of Puerto Rico will not be subject to Puerto Rico income tax on such part of the gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes that constitutes capital gain if the gain resulting therefrom constitutes income from sources outside Puerto Rico. Generally, gain on the sale, exchange, redemption, retirement or other taxable disposition of the notes will be considered to be income from sources outside Puerto Rico if all rights, title and interest in or to the notes are transferred outside Puerto Rico, and if the delivery or surrender of the instruments that evidence the notes is made to an office of a paying or exchange agent located outside Puerto Rico. If the capital gain resulting from the sale, exchange, redemption, retirement or other taxable disposition constitutes income from sources within Puerto Rico, it will be subject to a tax at a maximum rate of 10% if the gain constitutes a long-term capital gain and could be subject to Puerto Rico’s alternative minimum tax. See “Taxation of Interest Paid or Accrued on the Notes — Individual Residents of Puerto Rico and Puerto Rico Corporations”. The part of the gain that represents interest should not be subject to Puerto Rico income taxation.

Individuals not Citizens of the United States and not Residents of Puerto Rico

An individual who is not a citizen of the United States and who is not a resident of Puerto Rico will be subject to the rules described above under “— United States Citizens not Residents of Puerto Rico.” However, if the capital gain resulting from the sale, exchange, redemption, retirement or other taxable disposition of the notes constitutes income from sources within Puerto Rico, the individual will generally be subject to tax on this gain at a fixed rate of 29%. The part of the gain that constitutes ordinary income should not be subject to Puerto Rico income on withholding taxation, provided such holder, individually, does not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of Popular, Inc.

Foreign Corporations

A holder which is a foreign corporation that is engaged in a trade or business in Puerto Rico will generally be subject to Puerto Rico corporate income tax on any part of the gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes that constitutes capital gain if the gain is (1) from sources within Puerto Rico, or (2) from sources outside Puerto Rico and effectively connected with a trade or business in Puerto Rico. Any such capital gain will qualify for an alternative tax of 15% if it qualifies as a long-term capital gain. The part of the gain that does not constitute capital gain since is based on the interest accrued on the notes as of the date of the sale, exchange, redemption, retirement or other taxable disposition will be taxable as ordinary income.

Gain on the sale, exchange, redemption, retirement or other taxable disposition of the notes will generally not be considered to be from sources within Puerto Rico if all rights, title and interest in or to the notes are transferred outside Puerto Rico, and if the delivery or surrender of the instruments that evidence the notes is made to an office of a paying or exchange agent located outside Puerto Rico.

In general, a holder of the notes which is a foreign corporation that is engaged in a trade or business in Puerto Rico will also be subject to a 10% branch profits tax when the Puerto Rico source or effectively connected income, including capital gains and ordinary income realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes, is deemed to have been repatriated outside Puerto Rico.

A holder which is a foreign corporation that is not engaged in a trade or business in Puerto Rico will generally be subject to a corporate income tax rate of 29% on any capital gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes if the gain is from sources within Puerto Rico. In the case of such foreign corporation, no income tax will be imposed if the gain constitutes income from sources outside Puerto Rico. The part of the gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes by a foreign corporation not engaged in a trade or business in Puerto Rico that represents ordinary income based on the interest accrued on the notes as of the date of the sale, exchange, redemption, retirement or other taxable disposition should not be subject to Puerto Rico income or withholding taxation provided such foreign corporation, individually, does not own, directly or indirectly, 50% or more of the value of all the issued and outstanding shares of stock of Popular, Inc. and provided Popular, Inc. does not own directly or indirectly 50% or more of the value of such holder’s stock.

Partnerships

Partnerships are generally taxed as corporations. Accordingly, the discussion with respect to Puerto Rico and foreign corporations is equally applicable to most Puerto Rico and foreign partnerships, respectively.

Estate and Gift Taxation

The transfer of the notes by inheritance by an individual who is domiciled in Puerto Rico at the time of his or her death will not be subject to estate tax if the individual is a citizen of the United States who acquired his or her citizenship solely by reason of birth or residence in Puerto Rico. The transfer of the notes by gift by an individual who is a resident of Puerto Rico at the time of the gift will not be subject to gift tax.

Individuals who are not domiciled in Puerto Rico should consult their own tax advisors in order to determine the appropriate treatment for Puerto Rico estate and gift tax purposes of the transfer of the notes by death or gift.

Municipal License Taxation

Individuals and corporations that are not engaged in a trade or business in Puerto Rico will not be subject to municipal license tax on interest paid on the notes or on any gain realized on the sale or exchange of the notes.

Individuals, residents or nonresidents, and corporations or partnerships, Puerto Rico or foreign, that are engaged in a trade or business in Puerto Rico will generally be subject to municipal license tax on interest income paid or accrued on the notes and on the gain realized on the sale or exchange of the notes if the interest or gain are attributable to that trade or business. The municipal license tax is imposed on the volume of business of the taxpayer, and the tax rates range from a maximum of 1.5% for financial businesses to a maximum of 0.5% for other businesses.

Property Taxation

The notes will not be subject to Puerto Rico property tax.

United States Taxation

The following discussion summarizes the material United States tax considerations relating to the purchase, ownership and disposition of notes by U.S. Holders, as defined below, and corporations organized under the laws of Puerto Rico (Puerto Rico corporations) who purchase the notes upon initial issuance. This discussion does not intend to describe all of the tax considerations that may be relevant to a particular investor in light of that person’s particular circumstances and does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

As used herein, the term “U.S. Holder” means a beneficial owner of notes that does not own, directly, indirectly, constructively or by attribution, 10% or more of the voting stock of Popular, Inc. and is, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if a court within the United States (other than courts located in Puerto Rico) is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust or a trust that was in existence on August 10, 1996 and validly elected to be treated as a domestic trust.

The term “U.S. Holder” does not include individual Puerto Rico residents who are not citizens or residents of the United States nor does it include Puerto Rico corporations. As used herein, the term “Puerto Rico U.S. Holder” means an individual U.S. Holder who is a bona fide resident of Puerto Rico during the entire taxable year (or, in certain cases, a portion thereof), within the meaning of Sections 933 and 937 of the US Code.

This discussion does not address all tax consequences that may be applicable to a U.S. Holder (including alternative minimum tax consequences, if any) that is a beneficial owner of notes, nor does it address the tax consequences to:

•	persons that are not U.S. Holders or Puerto Rico corporations;

•	persons to whom special treatment may be applied under United States federal income tax law, such as entities that are treated as partnerships for United States federal income tax purposes, “Subchapter S Corporations”, insurance companies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies;

•	persons that will hold the notes as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for United States federal income tax purposes;

•	persons whose functional currency is not the United States dollar; or

•	persons that do not hold the notes as capital assets.

Taxation of Interest Paid or Accrued on the Notes

General

Under the current source of income rules of the US Code, the interest payments or accruals on the notes will be considered Puerto Rico source income if the following conditions are met: (1) such interest is not treated as paid by a trade or business conducted by Popular, Inc. outside of Puerto Rico, including for these purposes the United States, such determination to be made under Section 884(f)(1)(A) of the US Code and the regulations thereunder; and (2) for the three year period ending with the close of Popular, Inc.’s taxable year immediately preceding the payment of the interest on the notes (or such part of such period as may be applicable), Popular, Inc. either: (A) derived more than 20% of its gross income from sources within Puerto Rico; or (B) derived more than 20% of its gross income from the active conduct of a trade or business in Puerto Rico, both tests determined under the provisions of Section 861(c)(1)(B) of the US Code, which require, among other things, that the gross income received by Popular, Inc. from a 50% owned (directly or indirectly) subsidiary (determined by voting interest or value) will retain the source and character that such income had in the hands of the subsidiary.

Popular, Inc. believes that the interest payments on the notes will not be deemed to be paid by a trade or business outside Puerto Rico. Moreover, Popular, Inc. has represented that it has derived more than 20% of its gross income from Puerto Rico sources on an annual basis since its incorporation in 1984, such percentage determined by applying the rules established in Section 861(c)(1)(B) of the US Code, and expects to continue to derive in the future more than 20% of its gross income from Puerto Rico sources on an annual basis. Interest payments on the notes to be made by Popular, Inc. will be sourced in Puerto Rico for purposes of the US Code so long as Popular, Inc. continues to meet the requirements described above. However, there can be no assurance that Popular, Inc. or any legal successor to Popular, Inc. will be able to meet such requirements during the time that the notes are outstanding. The remainder of this discussion assumes that all of the interest payments on the notes to be made by Popular, Inc. will be sourced in Puerto Rico for purposes of the US Code.

U.S. Holders other than Puerto Rico U.S. Holders

Interest paid or accrued on the notes to a U.S. Holder, other than a Puerto Rico U.S. Holder, will be includable in the income of such holder as foreign source income at the time such interest is accrued or received, in accordance with the holder’s regular method of tax accounting.

Puerto Rico U.S. Holders

Interest paid or accrued on the notes to a Puerto Rico U.S. Holder (1) will constitute gross income from sources within Puerto Rico, subject to the rules described above under “United States Taxation — Taxation of Interest Paid or Accrued on the Notes — General”, (2) will not be includable in the Puerto Rico U.S. Holder’s gross income subject to United States federal income taxation and (3) will be exempt from United States federal income taxation. In addition, for United States federal income tax purposes, no deduction or credit will be allowed to the Puerto Rico U.S. Holder to the extent that such deduction or credit is allocable to or chargeable against amounts so excluded from the Puerto Rico U.S. Holder’s gross income.

Puerto Rico Corporations

In general and subject to the rules described above under “United States Taxation — Taxation of Interest Paid or Accrued on the Notes — General”, interest paid or accrued on the notes to a Puerto Rico corporation will not be subject to United States federal income tax if the interest is not effectively connected with a United States trade or business of the Puerto Rico corporation and the Puerto Rico corporation is not treated as a domestic corporation for purposes of the US Code. The US Code provides special rules for Puerto Rico corporations that are “controlled foreign corporations”, “personal holding companies”, or “passive foreign investment companies”.

Taxation of Gain upon Sales, Exchanges, Redemptions, Retirements, or Other Taxable Dispositions of the Notes

General

The sale, exchange, redemption, retirement or other taxable disposition of a note, generally will give rise to gain or loss equal to the difference between the amount realized on such disposition (other than amounts representing accrued and unpaid interest, which will be taxable as such) and the adjusted tax basis of the note in the hands of the holder. The adjusted tax basis in a note will be, in general, the cost of the note to the holder. The gain or loss required to be recognized on the disposition of a note will be considered capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if, at the time of such sale, exchange, redemption, retirement or other taxable disposition, the note has been held by the holder for more than one year. A non-corporate U.S. Holder may be eligible for preferential rates of United States federal income tax with respect to long-term capital gains. Capital losses cannot be applied to offset ordinary income for United States federal income tax purposes, except in a few limited cases.

U.S. Holders other than Puerto Rico U.S. Holder

Any gain on the sale, exchange, redemption, retirement or other taxable disposition of the notes by a U.S. Holder, other than a Puerto Rico U.S. Holder, will generally be required to be recognized and will be subject to United States federal income tax. Any capital gain of non-corporate U.S. Holders that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% when the holder has a holding period greater than one year.

Puerto Rico U.S. Holders

Pursuant to Notice 89-40 (“Notice 89-40”), issued by the IRS on March 27, 1989, the portion of the gain from the sale, exchange, redemption, retirement or other taxable disposition of the notes by a Puerto Rico U.S. Holder who is a bona fide resident of Puerto Rico for purposes of Section 865(g)(1) of the US Code that constitutes capital gain (1) will constitute income from sources within Puerto Rico, (2) will qualify for the exclusion from the Puerto Rico U.S. Holder’s gross income pursuant to Section 933 of the US Code, and (3) will be exempt from United States federal income taxation provided that the notes do not constitute inventory in the hands of such Puerto Rico U.S. Holder. Also, no deduction or credit will be allowed that is allocable to or chargeable against amounts so excluded from the Puerto Rico U.S. Holder’s gross income.

Puerto Rico Corporations

In general, any gain derived by a Puerto Rico corporation from the sale, exchange, redemption, retirement or other taxable disposition of the notes (whether constituting ordinary income or capital gain) will not, in the hands of the Puerto Rico corporation, be subject to United States federal income tax if the gain is not effectively connected with a United States trade or business of the Puerto Rico corporation and the Puerto Rico corporation is not treated as a domestic corporation for purposes of the US Code. The US Code provides special rules for Puerto Rico corporations that are “controlled foreign corporations”, “personal holding companies” or “passive foreign investment companies”.

Information Reporting and Backup Withholding

For non-corporate U.S. Holders, information reporting requirements, on IRS Form 1099 generally will apply with respect to interest payments (except for interest payments paid to certain Puerto Rico U.S. Holders who provide documentation regarding their status as Puerto Rico U.S. Holders), and the payment of proceeds from the sale of the notes effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments for non-corporate U.S. Holders if: (i) such holder fails to provide an accurate taxpayer identification number; (ii) or if Popular, Inc. is notified by the IRS that the holder has failed to report all interest and dividends required to be shown on such holder’s United States federal income tax returns; or (iii) in certain circumstances, if the holder fails to comply with applicable certification requirements.

Any amounts withheld under the backup withholding rules will be allowed as a credit against the U.S. Holder’s United States federal income tax liability and may be refunded, provided the required information is furnished to the IRS in a timely manner.

Estate and Gift Taxation

The transfer of the notes by inheritance or gift by an individual who was domiciled in Puerto Rico at the time of his or her death or at the time of the gift will not be subject to U.S. federal estate and gift tax if the individual was a citizen of the United States who acquired his or her citizenship solely by reason of birth or residence in Puerto Rico. Other individuals should consult their own tax advisors in order to determine the appropriate treatment for U.S. federal estate and gift tax purposes of the transfer of the notes by death or gift.

PLAN OF DISTRIBUTION

We have entered into an underwriting agreement with UBS Financial Services Incorporated of Puerto Rico and Popular Securities, Inc., as representatives of the underwriters, pursuant to which the underwriters have agreed to purchase from us, and we have agreed to sell to them, the principal amount of notes set forth opposite each underwriter’s name below:

Principal
Underwriter	Amount

UBS Financial Services Incorporated of Puerto Rico	$
Popular Securities, Inc.
Total	$

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes included in this offering are subject to conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

The following table shows the per note and total underwriting discounts and commissions that we are to pay the underwriters in connection with this offering:

Per note
Total	$

We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, payable by us will be approximately $     .

Pursuant to the underwriting agreement, we have agreed to reimburse the underwriters for certain out-of-pocket expenses in connection with this offering up to $     . We have also agreed to indemnify the underwriters against certain liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may make because of those liabilities.

We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes for trading on any securities exchange or quotation system. We do not expect that there will be any secondary market for the notes.

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the notes for their own account. The underwriters can close out a short position by purchasing notes in the open market. As an additional means of facilitating the offering of notes, the underwriters may bid for and purchase these notes in the open market to stabilize the price of these notes. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering, if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

The underwriters and their affiliates have from time to time been customers of, engaged in transactions with, or performed services for, Popular, Inc. and its subsidiaries in the ordinary course of business. Such persons may continue to do business with Popular, Inc. in the future.

The maximum commission or discount, together with all other underwriting compensation, to be received by members of the Financial Industry Regulatory Authority in connection with the sale of our securities that are registered pursuant to the registration statement of which this prospectus supplement is a part will not be greater than 8% of the net proceeds to us in the aggregate.

Popular Securities, Inc. may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the notes in the secondary market. Popular Securities, Inc. may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time.

Conflict of Interest

Popular Securities, Inc., a wholly owned subsidiary of Popular, Inc. and a broker-dealer registered with the Financial Industry Regulatory Authority, or FINRA, will participate in the distribution of securities in connection with this offering. Therefore, Popular Securities, Inc. will have a “conflict of interest” as defined by NASD Conduct Rule 2720. Accordingly, this offering will be conducted in compliance with Rule 2720. Neither UBS Financial Services Incorporated of Puerto Rico, who is acting as a lead underwriter, nor any affiliates of UBS Financial Services Incorporated of Puerto Rico, has a conflict of interest as defined in Rule 2720. Therefore, a Qualified Independent Underwriter will not be necessary for this offering.

No underwriter having a Rule 2720 conflict of interest will confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for us by Pietrantoni Méndez & Alvarez LLP, San Juan, Puerto Rico. Pietrantoni Méndez & Alvarez LLP will rely upon the opinion of Sullivan & Cromwell LLP, New York, New York, for all matters of New York law. Sidley Austin llp, New York, New York, has represented the underwriters in connection with this offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated into this prospectus supplement by reference to Popular, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Exhibit A

TO:	Popular, Inc.
209 Muñoz Rivera Avenue
Hato Rey, Puerto Rico 00918

10% Withholding Consent Form

     % Senior Notes due December   , 2014

I hereby elect that all interest payments on the notes denominated as     % Senior Notes due December   , 2014, shall be subject to a 10% Puerto Rico income tax withholding, and further elect that such withholding be automatically made at the source by Popular, Inc. or its agent.

Very truly yours,

By:
Name:

POPULAR, INC.

Senior Debt Securities	Senior Debt Securities	Capital Securities of	Capital Securities of
Subordinated Debt	Subordinated Debt	Popular Capital	Popular North America
Securities of	Securities Preferred	Trust III	Capital Trust II and
Popular International	Stock	and Popular Capital	Popular North America
Bank, Inc., and	Common Stock Warrants	Trust IV	Capital Trust III
Popular North	Purchase Contracts	Fully and unconditionally	Fully and unconditionally
America, Inc.	Depositary Shares	guaranteed as described	guaranteed as described
Fully and unconditionally	Units of	herein by	herein by
guaranteed as described	Popular, Inc.	Popular, Inc.	Popular North
herein by Popular, Inc.			America, Inc. and Popular, Inc.

Popular, Inc. from time to time may offer to sell senior or subordinated debt securities, preferred stock, either separately or represented by depositary shares, common stock, warrants and purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Popular, Inc. or debt or equity securities of one or more other entities. Popular Inc.’s common stock is listed on the Nasdaq Stock Market and trades under the ticker symbol “BPOP”.

Popular Capital Trust III, Popular Capital Trust IV, Popular North America Capital Trust II and Popular North America Capital Trust III may offer and sell capital securities, in one or more offerings. Capital securities are preferred securities representing preferred beneficial interests in the applicable issuer trust.

These securities may be offered and sold to or through one or more underwriters, dealers and agents, including Popular Securities, Inc., a broker-dealer subsidiary of Popular, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered and the specific manner in which they may be offered will be described in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts but are unsecured obligations of Popular or of one of the trusts referred to above. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Prospectus dated June 12, 2009.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we or the trusts may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus gives you a general description of the securities that we or the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA.” A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room described under “Where You Can Find More Information.”

When you acquire any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference herein and therein. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we nor the trusts, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. Neither we nor the trusts are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the trusts may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, we or the trusts may sell the securities directly or through dealers or agents designated from time to time. If we or the trusts, directly or through agents, solicit offers to purchase the securities, we and the trusts reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. In addition, selling securityholders may sell the securities on terms described in the applicable prospectus supplement.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act.”

References in this prospectus to the “Company,” “Popular,” “Popular, Inc,” “we,” “us” or “our” refer to Popular, Inc. and its subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009;

(3)	Current Reports on Form 8-K filed on January 9, 2009 and February 23, 2009; and

(4)	Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before (1) the completion of the offering of the securities described in this prospectus and (2) the date any broker-dealer subsidiaries stop offering securities pursuant to the prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Enrique Martel, Corporate Communications, Popular, Inc., P.O. Box 362708, San Juan, Puerto Rico 009396-2708.

We have not included or incorporated by reference in this prospectus any separate financial statements of the trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the trusts;

•	the trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our debt securities; and

•	we are fully and unconditionally guaranteeing the obligations of the trusts as described in this prospectus.

We do not expect that the trusts will be required to file information with the SEC on an ongoing basis for as long as we continue to file our information with the SEC.

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS

Certain statements in this prospectus are “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to Popular’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan losses, market risk and the impact of interest rate changes, capital adequacy and liquidity, and the effect of legal proceedings and new accounting standards on Popular’s financial condition and results of operations. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may,” or similar expressions are generally intended to identify forward-looking statements.

These forward-looking statements involve certain risks, uncertainties, estimates and assumptions by management. Various factors, some of which are beyond Popular’s control, could cause actual results to differ materially from those contemplated by such forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•	the rate of declining growth in the economy and employment levels, as well as general business and economic conditions;

•	changes in interest rates, as well as the magnitude of such changes;

•	the fiscal and monetary policies of the federal government and its agencies;

•	changes in federal bank regulatory and supervisory policies, including required levels of capital;

•	the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets in Puerto Rico and the other markets in which borrowers are located;

•	the performance of the stock and bond markets;

•	competition in the financial services industry;

•	possible legislative or regulatory changes; and

•	difficulties in combining the operations of acquired entities.

All forward-looking statements included in this prospectus are based upon information available to Popular as of the date of this document, and we assume no obligation to update or revise any such forward-looking statements.

POPULAR, INC.

Popular, Inc. is a full service financial institution with operations in Puerto Rico, the mainland United States, the Caribbean and Latin America. Headquartered in San Juan, Puerto Rico, Popular offers financial services in Puerto Rico and the mainland United States and processing services in the Caribbean and Latin America. As of March 31, 2009, Popular had approximately $37.7 billion in assets, $27.1 billion in deposits and $3.1 billion in stockholders’ equity. Our executive offices are located at 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and our telephone number is (787) 765-9800.

Popular is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Popular’s subsidiaries that operate in the banking business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and regulators. Popular’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Popular currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Popular’s ability to service its own debt. Popular must also maintain required capital levels of a bank holding company before it may pay dividends on its stock.

Under the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require Popular to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Popular or its shareholders or creditors.

Banco Popular De Puerto Rico

Our principal bank subsidiary, Banco Popular de Puerto Rico (“Banco Popular” or the “Bank”), was organized in 1893 and is Puerto Rico’s largest bank with consolidated total assets of $24.3 billion, deposits of $18.0 billion and stockholder’s equity of $2.0 billion at March 31, 2009. The Bank accounted for 64% of the total consolidated assets of the Company at March 31, 2009. Banco Popular has the largest retail franchise in Puerto Rico and has the largest trust operation in Puerto Rico. The Bank also operates seven branches in the U.S. Virgin Islands, one branch in the British Virgin Islands and one branch in New York. Banco Popular’s deposits are insured under the Bank Insurance Fund (“BIF”) of the Federal Deposit Insurance Corporation (the “FDIC”). Banco Popular has two subsidiaries, Popular Auto, Inc., a vehicle financing, leasing and daily rental company and Popular Mortgage, Inc., a mortgage loan company.

POPULAR INTERNATIONAL BANK, INC.

PIB is a wholly owned subsidiary of the Popular, Inc. organized in 1992 that operates as an “international banking entity” under the International Banking Center Regulatory Act of Puerto Rico (the “IBC Act”). PIB is a registered bank holding company under the BHC Act and is principally engaged in providing managerial services to its subsidiaries.

Condensed consolidated financial information of Popular, Inc. with separate columns for Popular, Inc., Popular International Bank, Inc., other subsidiaries of Popular, Inc. on a combined basis, consolidated adjustments and the total consolidated amounts are included in the notes to Popular, Inc.’s consolidated financial statements that are incorporated by reference herein.

Popular International Bank, Inc.’s principal executive offices are located at 209 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918, and its telephone number is (787) 765-9800.

POPULAR NORTH AMERICA, INC.

Popular North America, Inc. (“PNA”), a wholly owned subsidiary of PIB and an indirect wholly owned subsidiary of Popular, Inc., was organized in 1991 under the laws of the State of Delaware and is a registered bank holding company under the BHC Act. PNA functions as a holding company for Popular, Inc.’s mainland U.S. operations. As of March 31, 2009, PNA had five direct subsidiaries, all of which were wholly owned: Banco Popular North America (“BPNA”), a full service commercial bank incorporated in the State of New York; Popular Financial Holdings, Inc., a consumer finance company; BanPonce Trust I, Popular North America Capital Trust I, statutory business trusts; and EVERTEC USA, Inc. which provides processing services.

Condensed consolidated financial information of Popular, Inc. with separate columns for Popular, Inc., Popular North America, Inc., other subsidiaries of Popular, Inc. on a combined basis, consolidated adjustments and the total consolidated amounts are included in the notes to Popular, Inc.’s consolidated financial statements that are incorporated by reference.

Popular North America, Inc.’s principal executive offices are located at 209 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918, and its telephone number is (787) 765-9800.

POPULAR AND POPULAR NORTH AMERICA CAPITAL TRUSTS

Popular Capital Trust III, Popular Capital Trust IV, Popular North America Capital Trust II and Popular North America Capital Trust III are statutory trusts formed under Delaware law by:

•	the execution of a declaration of trust and trust agreement by Popular or Popular North America, as depositor, and certain of the trustees of the trusts, and

•	the filing of a certificate of trust with the Secretary of State of the State of Delaware.

The capital securities offered hereby will constitute all of the capital securities of the trusts. Popular, or one of its affiliates, will acquire all of the common securities of the trusts.

Popular or one of its affiliates will pay all fees and expenses related to the trusts and the offering of the common securities and the capital securities.

RISK FACTORS

Before investing in any securities offered hereby, you should consider carefully each of the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. See “Where You Can Find More Information” in this prospectus.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Information About Our Debt Securities

Three different issuers may offer debt securities using this prospectus: Popular, Inc., Popular International Bank, Inc. and Popular North America, Inc. In this section, we use “we” when referring to the issuers collectively and “the issuer” when referring to the particular company that issues a particular debt security or series of debt securities.

As required by U.S. federal law for all debt securities of companies that are publicly offered, the debt securities issued under this prospectus are governed by documents called indentures. The indentures are contracts between us and The Bank of New York Mellon Trust Company, National Association, which currently acts as trustee under each of the indentures. The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described below under “— Default and Remedies”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt security to a new buyer if you sell and sending you notices.

The indentures permit us to issue different series of debt securities from time to time. We may issue debt securities in such amounts, at such times and on such terms as we wish. The debt securities will differ from one another in their terms.

Popular, Inc. may issue senior debt securities under an indenture dated as of February 15, 1995, as supplemented by the First Supplemental Indenture dated as of May 8, 1997 and as further supplemented by the Second Supplemental Indenture dated as of August 5, 1999 and the Third Supplemental Indenture dated as of September 10, 2008, in each case between Popular, Inc. and the trustee. Popular, Inc. may issue subordinated debt securities under an indenture dated as of November 30, 1995 between Popular, Inc. and the trustee. Popular North America, Inc. may issue senior debt securities under an indenture dated as of October 1, 1991, as supplemented by the First Supplemental Indenture dated as of February 28, 1995, the Second Supplemental Indenture dated as of May 8, 1997 and the Third Supplemental Indenture dated as of August 5, 1999, in each case among Popular, Inc., Popular North America, Inc. and the trustee. If Popular International Bank, Inc. issues either senior or subordinated debt securities or if Popular North America, Inc. issues subordinated debt securities, it will enter into an appropriate indenture with a trustee.

The indentures mentioned in the previous paragraph are referred to collectively as the indentures. The debt securities issued under the indentures referred to in the previous paragraph are referred to collectively as the debt securities. The senior debt securities of Popular, Inc., Popular International Bank, Inc. and Popular North America, Inc. are referred to collectively as the senior debt securities and the subordinated debt securities of Popular, Inc., Popular International Bank, Inc. and Popular North America, Inc. are referred to collectively as the subordinated debt securities. A copy or form of each indenture is filed as an exhibit to the registration statement relating to the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not afford holders of the debt securities protection in the event of a recapitalization, restructuring or other highly leveraged transaction.

This section summarizes the material terms that will apply generally to a series of debt securities. Each particular debt security will have financial and other terms specific to it, and the specific terms of each debt security will be described in a prospectus supplement attached to the front of this prospectus. Those terms may vary from the terms described here. As you read this section, therefore, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your debt security.

Amounts That We May Issue

The indentures do not limit the aggregate amount of debt securities that we may issue, nor do they limit the aggregate amount of any particular series. We have initially authorized the issuance of debt securities and preferred stock having an initial offering price no greater than $2,500,000,000, or an equivalent amount in any other currencies or composite currencies. We may, however, increase this authorized amount at any time without your consent.

The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, except as described under “— Restrictive Covenants” below.

How the Debt Securities Rank Against Other Debt

Unless otherwise specified in the prospectus supplement, the debt securities will not be secured by any property or assets of the issuers. Thus, by owning a debt security, you are one of the unsecured creditors of the issuer of your debt security. The senior debt securities will not be subordinated to any of our other debt obligations. This means that in a bankruptcy or liquidation proceeding against the issuer, the senior debt securities would rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the issuer. The subordinated debt securities may be subordinated to any of our other debt obligations as described in “— Special Terms Relating to the Subordinated Debt Securities” below.

This Section Is Only a Summary

The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. The indentures and the debt securities are governed by New York law. A copy of each indenture or form of indenture has been filed with the SEC as part of our registration statement.

Because this section and your prospectus supplement provide only a summary, they do not describe every aspect of the indentures and your debt security. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of certain terms used in the indentures. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures. In this section, however, we describe the meaning for only the more important of those terms.

Features Common to All Debt Securities

Stated Maturity and Maturity

The day on which the principal amount of your debt security is scheduled to become due and payable is called the stated maturity of the principal and is specified in your prospectus supplement. The principal may become due sooner, by reason of redemption or acceleration after a default. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt security will be payable in a currency, composite currency or basket of currencies specified in your prospectus supplement.

We call this currency, composite currency or basket of currencies a specified currency. The specified currency for your debt security will be U.S. dollars unless your prospectus supplement states otherwise. A specified currency may include the euro. Some debt securities may have different specified currencies for principal and interest.

You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the dealer or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or between you and that dealer or dealers. We will make payments on your debt securities in the specified currency, except as otherwise described in your prospectus supplement.

Types of Debt Securities

We may issue the following types of debt securities:

•	Fixed Rate Debt Securities. A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount.

•	Floating Rate Debt Securities. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be described in your prospectus supplement.

•	Indexed Debt Securities. A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more currencies, commodities or stocks, including baskets of stocks and stock indices, or to any other index described in the applicable prospectus supplement. If you are a holder of an indexed debt security, you may receive a principal amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. That value may fluctuate over time. Some indexed debt securities may also be exchangeable, at the option of the holder or the applicable issuer, into stock of an issuer other than the issuer of the indexed debt securities. If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. If you purchase a security exchangeable into stock of an issuer other than the issuer of the indexed debt securities, your prospectus supplement will include information about the issuer and may also tell you where additional information about the issuer is available.

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity.

Information in your Prospectus Supplement

Your prospectus supplement will describe one or more of the following terms of your debt security:

•	the issuer of the series of debt securities;

•	the title of the series of debt securities;

•	the stated maturity;

•	whether your debt security is a senior or subordinated debt security;

•	the specified currency or currencies for principal and interest, if not U.S. dollars; and

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date.

If you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Popular Securities, Inc. or another of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original issuance and sale of the note.

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security, and also whether it is an original issue discount debt security;

•	if your debt security is a fixed rate debt security, the rate at which your debt security will bear interest, if any, the regular record dates and the interest payment dates;

•	if your debt security is a floating rate debt security, the interest rate basis; any applicable index, currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the calculation agent;

•	if your debt security is an original issue discount debt security, the yield to maturity;

•	if your debt security is an indexed debt security, the principal amount the issuer will pay you at maturity, the amount of interest, if any, the issuer will pay you on an interest payment date or the formula the issuer will use to calculate these amounts, if any, and whether your debt security will be exchangeable for or payable in stock of an issuer other than the issuer of the indexed debt security or other property;

•	whether your debt security may be redeemed or repaid by the issuer at our or the holder’s option before the stated maturity and, if so, other relevant terms such as the redemption or repayment commencement date, specific redemption or repayment date(s), redemption or repayment period(s) and redemption or repayment price(s), all of which we describe under “— Redemption and Repayment” below;

•	whether we will issue or make available your debt security in non-book-entry form;

•	the denominations in which securities will be issued (if other than integral multiples of U.S. $1,000); and

•	any other terms of your debt security that are consistent with the provisions of the indentures.

Legal Ownership of Securities

Please note that in this prospectus, the term “holders” means those who own securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in securities registered in “street name” or in securities issued in book-entry form through The Depository Trust Company.

We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the holders of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form, which we refer to as book-entry securities, or in street name will be indirect owners.

Book-Entry Owners

Securities represented by one or more global securities are registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book- entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the indentures, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for book-entry securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants make these payments under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in global securities will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as debt securities are issued in global form, investors will be indirect owners, and not holders, of the securities. More information regarding the depositary, participants and indirect owners is described below under “— Special Considerations for Global Debt Securities — Information Relating to DTC.”

Street Name Owners

We may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holder’s consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Legal Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the holders of securities. We do not have obligations to investors who hold beneficial interests in street name, in global securities or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we issue the securities only in global form.

For example, once we make payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indentures or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — we would seek the approval only from the holders, and not the indirect owners, of the securities. Whether and how the holders contact the indirect owners is up to the holders.

What is a Global Debt Security?

We may issue each debt security only in book-entry form. Each debt security issued in book-entry form will be represented by a global debt security that we will deposit with and register in the name of a financial institution, or its nominee, that we select. The financial institution that we select for this purpose is called the depositary. Unless we say otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global debt security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global debt security will have the same terms. We may, however, issue a global debt security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global debt security a master global debt security.

A global debt security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Considerations for Global Debt Securities — Special Situations When a Global Debt Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global debt security, and investors will be permitted to own only beneficial interests in a global debt security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global debt security will not be a legal holder of the debt security, but only an indirect owner of a beneficial interest in the global debt security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in “global form only,” then the debt security will be represented by a global debt security at all times unless and until the global debt security is terminated under one of the special situations described below under “— Special Considerations for Global Debt Securities — Special Situations When a Global Debt Security Will Be Terminated.” The global debt security may be a master global debt security, although your prospectus supplement will not indicate whether it is a master global debt security.

Special Considerations for Global Debt Securities

As an indirect owner, an investor’s rights relating to a global debt security will be governed by the account rules of the investor’s financial institution or any intermediary of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a legal holder of debt securities and instead deal only with the depositary, or its nominee, that holds the global debt security.

If debt securities are issued only in the form of a global debt security, an investor should be aware of the following:

•	An investor cannot cause the debt securities registered in his or her own name and cannot get non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•	An investor will be an indirect owner and must look to his or her own bank or broker for payment deliveries on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Legal Ownership of Securities” above;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to the investor’s interest in a global debt security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global debt security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may require that those who purchase and sell interests in a global debt security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global debt securities, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Information Relating to DTC

DTC will act as securities depository for the book-entry securities. The book-entry securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One fully registered global debt security will be issued for each issue of book-entry securities, each in the aggregate principal amount of that issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global debt security will be issued with respect to each $500,000,000 of principal amount and an additional global debt security will be issued with respect to any remaining principal amount of that issue.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual acquirer of new securities is in turn to be recorded on the direct and indirect participants’ records. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the securities. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant agent or depositary as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made by the issuer, or the issuer’s relevant payment agent or the depositary for depositary shares, to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant payment agent or depositary for depository shares or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant payment agent or depositary for depository shares, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Special Situations When a Global Debt Security Will Be Terminated

In a few special situations described below, a global debt security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global debt security transferred on termination to their own names, so that they will be legal holders. We have described the rights of holders and street name investors above under “— Legal Ownership of Securities.”

The special situations for termination of a global debt security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global debt security and we do not appoint another institution to act as depositary within 60 days;

•	when we notify the trustee that we wish to terminate that global debt security; or

•	when an event of default has occurred with regard to debt securities represented by that global debt security and has not been cured or waived; we discuss defaults below under “— Default and Remedies.”

When a global debt security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global debt security will be registered and, therefore, who will be the holders of those debt securities.

Notices

Notices to be given to holders of a global note will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

IN THE REMAINDER OF THIS DESCRIPTION “YOU” MEANS DIRECT HOLDERS AND NOT BOOK ENTRY, STREET NAME OR OTHER INDIRECT OWNERS OF DEBT SECURITIES.

Form, Exchange, Registration and Transfer

Debt securities may be issued:

•	only in fully registered form; and

•	without interest coupons.

Holders may exchange their non-global debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

Holders may exchange or transfer their certificated debt securities at the office of the trustee. We will initially appoint the trustee to act as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any debt securities are redeemable and we redeem less than all those debt securities, we may prohibit the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agent

The issuer will only be required to make payment of the principal on a debt security if you surrender the debt security to the paying agent for that debt security. The issuer will only be required to make payment of principal and interest at the office of the paying agent, except that at its option, it may pay interest by mailing a check to the holder. Unless we indicate otherwise in the applicable prospectus supplement, the issuer will pay interest to the person who is the holder at the close of business on the record date for that interest payment, even if that person no longer owns the debt security on the interest payment date.

We will specify in the applicable prospectus supplement the regular record date relating to an interest payment date for any fixed rate debt security and for any floating rate debt security.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indentures as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day unless the applicable prospectus supplement specifies otherwise.

Paying Agent

We will specify the paying agent for payments with respect to debt securities of each series of debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we must maintain a paying agent in each place of payment for each series of debt securities.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to the issuer (or any guarantor) for payment and not to the trustee, any other paying agent or anyone else.

Prescription

Under New York’s statute of limitations, any legal action to enforce Popular’s payment obligations evidenced by the debt securities must be commenced within six years after payment is due. Thereafter Popular’s payment obligations will generally become unenforceable.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, except as described below, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. Notice of this redemption will be mailed to holders at the address that appears on the register of the redeemed debt securities.

If a debt security represented by a global debt security is repayable at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the rights to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

If the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with Rule 14e-1 as then in effect to the extent applicable.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

A change in law, regulation or interpretation could oblige Popular, Inc. or Popular International Bank, Inc. to pay the additional amounts that are discussed below under “— Taxation by the Commonwealth of Puerto Rico.” If this happens, we will have the option of redeeming or repaying an entire series of the debt securities at our discretion after giving between 30 and 60 days’ notice to the holders at a redemption price of 100% of the principal amount of the notes with the accrued interest to the redemption date, or another redemption price specified in the applicable prospectus supplement.

Mergers and Similar Transactions

Each issuer is generally permitted to merge or consolidate with another entity. Each issuer is also permitted to sell its assets substantially as an entirety to another firm. An issuer may not take any of these actions, however, unless all the following conditions are met:

•	If the successor firm in the transaction is not the applicable issuer, the successor firm must expressly assume that issuer’s obligations under the debt securities, the guarantees and the indentures.

•	Immediately after the transaction, no default under the indentures or debt securities of that issuer has occurred and is continuing. For this purpose, “default under the indentures or debt securities” means an event of default or any event that would be an event of default if the requirements for giving us default notice and for the issuer’s default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default and Remedies.”

These conditions will apply only if an issuer wishes to merge, consolidate or sell its assets substantially as an entirety. An issuer will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which it acquires the stock or assets of another firm, any transaction that involves a change of control of it but in which it does not merge or consolidate and any asset sale that does not constitute a sale of its assets substantially as an entirety.

The meaning of the phrase “substantially as an entirety” as used above will be interpreted in connection with the facts and circumstances of the subject transaction and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of the assets of the issuer substantially as an entirety.

Restrictive Covenants

In the senior indentures, Popular, Inc. promises not to sell, transfer or otherwise dispose of any voting stock of Banco Popular or permit Banco Popular to issue, sell or otherwise dispose of any of its voting stock, unless, after giving effect to the transaction, Banco Popular remains a controlled subsidiary (as defined below), except as provided above under “— Mergers and Similar Transactions.”

In addition, Popular, Inc. may not permit Banco Popular to:

•	merge or consolidate, unless the survivor is a controlled subsidiary, or

•	convey or transfer its properties and assets substantially as an entirety, except to a controlled subsidiary.

The senior indentures define “voting stock” as the stock of the class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of a corporation. Stock that may vote only if an event occurs that is beyond the control of its holders is not considered voting stock under the senior indentures, whether or not the event has happened. “Controlled subsidiary” means any corporation of which an issuer owns more than 80% of the outstanding voting stock.

Popular, Inc. also promises in the senior indentures not to, nor to permit any material banking subsidiary to, create, incur or permit to exist any indebtedness for borrowed money secured by a lien or other encumbrance on the voting stock of any material banking subsidiary unless Popular, Inc.’s senior debt securities, Popular, Inc.’s Guarantees of Popular North America, Inc.’s senior debt securities and, at Popular, Inc.’s discretion, any other indebtedness with a right of payment equal to Popular, Inc.’s senior debt securities and Popular, Inc.’s guarantees of Popular North America, Inc.’s senior debt securities are secured on an equal basis. “Material banking subsidiary” means any controlled subsidiary chartered as a banking corporation under federal, state or Puerto Rico law that is a significant subsidiary of Popular, Inc. as defined in Rule 1-02 of Regulation S-X of the SEC. As of the date of this prospectus, Banco Popular de Puerto Rico and Banco Popular North America are the only material banking subsidiaries of Popular, Inc.

Liens imposed to secure taxes, assessments or governmental charges or levies are not restricted, however, provided they are:

•	not then due or delinquent;

•	being contested in good faith;

•	are less than $10,000,000 in amount;

•	the result of any litigation or legal proceeding which is currently being contested in good faith or which involves claims of less than $10,000,000; or

•	deposits to secure surety, stay, appeal or customs bonds.

The subordinated indentures do not contain similar restrictions.

Default and Remedies

Every year each issuer is required to send the trustee for its debt securities a report on its performance of its obligations under the senior indentures and the subordinated indentures and on any default. You will have special rights if an event of default with respect to your senior debt security occurs and is not cured, as described in this subsection.

Events of Default

Senior Indentures. With respect to your senior debt security, the term “event of default” means any of the following:

•	The issuer does not pay the principal or any premium, if any, on any senior debt security of that issuer on its due date;

•	The issuer does not pay interest on any senior debt security of that issuer within 30 days after its due date;

•	The issuer does not deposit a sinking fund payment with regard to any senior debt security of that issuer on its due date, but only if the payment is required in the applicable prospectus supplement;

•	The issuer remains in breach of its covenants described above under “— Restrictive Covenants,” or any other covenant it makes in the senior indentures for the benefit of the debt securities of that issuer, for 60 days after it receives a notice of default stating that it is in breach. However, the breach of a covenant that the senior indentures expressly impose only on a different series of senior debt securities than the series of which your senior debt security is a part will not be an event of default with respect to your senior debt security;

•	The issuer, the guarantor (when other than the issuer) or any material banking subsidiary of the issuer defaults under borrowed money debt (see below) totaling in excess of $10,000,000, its obligation to repay that debt is accelerated by our lenders and its repayment obligation remains accelerated, unless the debt is paid, the default is cured or waived or the acceleration is rescinded within 30 days after it receives a notice of default;

•	The issuer, the guarantor (when other than the issuer) or any material banking subsidiary of the issuer files for bankruptcy, or other events of bankruptcy, insolvency or reorganization relating to an issuer, the guarantor (when other than the issuer) or material banking subsidiary of the issuer occur; or

•	If your prospectus supplement states that any additional event of default applies to your senior debt security, that event of default occurs.

However, a notice of default as described in the fourth and fifth bullet points above must be sent by the trustee or the holders of at least 25% of the principal amount of senior debt securities of the series for those events to be events of default.

“Borrowed money debt” means any of the issuer’s indebtedness for borrowed money or the indebtedness of a material banking subsidiary of the issuer, other than the series of which your senior debt security is a part.

The trustee shall give notice of any default, but notice of a default with respect to a covenant as described in the fourth bullet point above will not be given until at least 30 days after it occurs.

Subordinated Indentures. With respect to your subordinated debt security, the term “event of default” means that a filing for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the issuer occurs. The subordinated indentures do not provide for any right of acceleration of the payment of principal upon a default in the payment of principal, premium or interest or in the performance of any covenant or agreement on a series of subordinated debt securities or on the subordinated indentures.

Remedies If an Event of Default Occurs

Under certain circumstances, the holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all the debt securities of that series. If this happens, the default will be treated as if it had not occurred.

Senior Indentures. If an event of default on the senior debt securities of any series has occurred and has not been cured or waived, the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare the entire principal amount of the senior debt securities of that series to be due immediately.

This situation is called an “acceleration of the maturity” of the senior debt securities. If the maturity of any senior debt securities of any series is accelerated, the holders of a majority in principal amount of the senior debt securities of that series affected by the acceleration may cancel the acceleration for all of those senior debt securities if the issuer has paid all amounts due with respect to those securities, other than amounts due because of the acceleration of the maturity, and all events of default, other than nonpayment of their accelerated principal, have been cured or waived.

Subordinated Indentures. If an event of default on the subordinated debt securities of any series has occurred and has not been cured or waived, the trustee or the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series may declare the entire principal amount of that series of subordinated debt securities to be due immediately. This situation is called an acceleration of the maturity of those subordinated debt securities. If the maturity of any subordinated debt securities of any series is accelerated, the holders of at least a majority in principal amount of the subordinated debt securities of that series affected by the acceleration may cancel the acceleration for all the affected subordinated debt securities.

Trustee’s Indemnity

If an event of default on any series of debt securities occurs, the trustee for those securities will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under any of the indentures at the request of any holders unless the holders of that series offer the trustee reasonable protection from expenses and liability. This is called an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of all of the outstanding debt securities of that series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders of that series may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series.

Before you can bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	The holders of not less than 25% in principal amount of all debt securities of that series must make a written request that the trustee take action because of the default, and they or you must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	During those 60 days, the holders of a majority in principal amount of the debt securities of that series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of that series.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Book-entry, street name and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Modification and Waiver of the Indentures

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of this type of change:

•	change the stated maturity for any principal or interest on a debt security;

•	reduce the principal amount, the amount of principal of an original issue discount security payable on acceleration of the maturity after a default, the interest rate or the redemption price of a debt security;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reduce the percentage in principal amount of the debt securities of any series of debt securities, the approval of whose holders is needed to change the indentures;

•	reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to modify or amend the indenture or waive an issuer’s compliance with the indenture or to waive defaults;

•	modify the subordination provision of the subordinated indentures, unless the change would not adversely affect the interests of the holders of that series of debt securities; and

•	in the case of Popular North America, Inc.’s and Popular International Bank’s indentures, modify the terms and conditions of the guarantor’s obligations regarding the due and punctual payment of principal or any premium, interest, additional amounts we describe below under “— Taxation by the Commonwealth of Puerto Rico” or sinking fund payment.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of debt securities. This type is limited to clarifications and changes that would not adversely affect the interests of the holders of the debt securities in any material respect, nor do we need your consent to make changes that affect only other debt securities to be issued after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities or series of debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Changes Requiring Majority Approval

Any other changes to the indentures and the debt securities would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of at least a majority in principal amount of that series.

•	If the change affects more than one series of debt securities, it must be approved by the holders of at least a majority in principal amount of each series of the particular issuer’s debt securities affected by the change.

In each case, the required approval may be given by written consent.

The approval of at least a majority in principal amount of the debt securities of each affected series of an issuer would be required for the issuer to obtain a waiver of any of its covenants in the indentures. The covenants include the promises about merging and putting liens on the issuer’s interests, which we describe above under “— Mergers and Similar Transactions” and “— Restrictive Covenants.” If the required holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “— Changes Requiring Your Approval,” unless that holder approves the waiver.

Book-entry, street name and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of those debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security determined by our board of directors or described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or composite currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture.

Taxation by the Commonwealth of Puerto Rico

We will not withhold or deduct any present or future taxes, duties, assessments or governmental charges that are imposed or levied by or on behalf of Puerto Rico or by or with any district, municipality or other political subdivision of Puerto Rico from payments to holders of the debt securities and all payments made under the guarantees unless the law requires us to withhold or deduct these taxes, duties, assessments or governmental charges.

In the event that law requires the issuer to deduct or withhold any amounts in respect of these taxes, duties, assessments or governmental charges, the issuer will pay these additional amounts of principal, premium and interest (after deduction of these taxes, duties, assessments or governmental charges) in the payment to the holders of the debt securities, of the amounts which we would otherwise have paid in respect to the debt securities in the absence of deductions or withholding, which we refer to as additional amounts, except that we will not pay any additional amounts:

•	to a holder of a debt security or an interest in or rights in a debt security where deduction or withholding is required because the holder has some connection with Puerto Rico or any political subdivision or taxing authority of Puerto Rico or any political subdivision other than the mere holding of and payment in respect of the debt security;

•	to a holder of a debt security when any deduction or withholding would not have been required but for the holder’s presentation for payment on a date more than 30 days after maturity or the date on which payment is duly provided for, whichever occurs later; or

•	to a holder when any deduction or withholding would not have been required but for the holder’s failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Puerto Rico, or any political subdivision or taxing authority of Puerto Rico if law requires compliance as a precondition to exemption from deduction or withholding.

Special Terms Relating to the Subordinated Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the following provisions apply to the subordinated debt securities and Popular, Inc.’s guarantees of the subordinated debt securities of Popular International Bank, Inc. and Popular North America, Inc.

The right of a holder of subordinated debt securities to payment from any distribution of an issuer’s assets resulting from any dissolution, winding up, liquidation, bankruptcy or reorganization of the issuer are subordinated to the prior right to payment in full of all of that issuer’s senior indebtedness (as defined below). The issuer’s obligation to make payments on the subordinated debt securities will not otherwise be affected. No payment on the issuer’s subordinated debt securities may be made during a default on any senior indebtedness of the issuer. Because the subordinated debt securities are subordinated in right of payment to any senior indebtedness of the issuer, in the event of a distribution of assets upon insolvency, some of the issuer’s creditors may recover more, ratably, than holders of subordinated debt securities of the issuer.

In addition, any amounts of cash, property or securities available after satisfaction of the rights to payment of senior indebtedness will be applied first to pay for the full payment of the issuer’s other financial obligations (as defined below) before any payment will be made to holders of the subordinated debt securities. If the maturity of any subordinated debt securities is accelerated, all senior indebtedness of the issuer would have to be repaid before any payment could be made to holders of the issuer’s subordinated debt securities. Because of this subordination, if an issuer becomes insolvent, its creditors who are not holders of senior indebtedness or subordinated debt securities may recover ratably less than holders of its senior indebtedness and may recover ratably more than holders of its subordinated debt securities.

“Senior indebtedness” of an issuer means an issuer’s indebtedness for money borrowed, except indebtedness that by its terms is not superior in right of payment to the subordinated debt securities.

“Other financial obligations” of an issuer are defined in the subordinated indenture of that issuer to mean obligations of that issuer to make payment pursuant to the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts,

•	derivative instruments or

•	similar financial instruments.

Other financial obligations shall not include:

•	obligations on account of an issuer’s senior indebtedness and

•	obligations on account of indebtedness for money borrowed ranking equally in their priority of claim to payment with or subordinate to the claim of subordinated debt securities.

As of March 31, 2009, Popular, Inc. had $5.46 billion principal amount of senior indebtedness, which included $1.04 billion in senior indebtedness of Popular North America, Inc. and $221 million in repurchase agreements of Popular Securities, Inc. that are guaranteed by Popular, Inc. and no senior indebtedness of Popular International Bank, Inc. (holding company). Also, Popular, Inc. had $111 million in derivative liabilities, which represent other financial obligations. Also, Popular, Inc. fully and unconditionally guaranteed $824 million of capital securities issued by four wholly-owned issuing trusts.

Popular, Inc.’s Guarantee

Popular, Inc. will guarantee punctual payment on the Popular International Bank, Inc. and Popular North America, Inc. senior debt securities, when and as payments are due and payable. Popular, Inc.’s guarantee is absolute and unconditional, without regard for any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor. A guarantee executed by Popular, Inc. will evidence the guarantee and will appear on each Popular International Bank, Inc. and Popular North America senior debt security. Holders of the Popular International Bank, Inc. and Popular North America senior debt securities may proceed directly against Popular, Inc. in the event of default under the Popular International Bank, Inc. and Popular North America senior debt securities without first proceeding against Popular International Bank, Inc. or Popular North America, Inc. The guarantees will rank equally in right of payment with all other unsecured and unsubordinated obligations of Popular, Inc.

Popular, Inc. will guarantee the punctual payment of rights of payment under the Popular International Bank, Inc. and Popular North America subordinated debt securities on a subordinated basis and otherwise on the same terms as the Popular International Bank, Inc. and Popular North America senior debt securities.

Junior Subordinated Debt Securities

This section describes the general terms and provisions of our junior subordinated debt securities. The applicable prospectus supplement will describe the terms of the series of junior subordinated debt securities, which are sometimes referred to in this prospectus as “debt securities,” offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. Unless otherwise stated in the applicable prospectus supplement, the junior subordinated debt securities will be issued under a junior subordinated indenture, which is sometimes referred to in this prospectus as an “indenture,” dated as of October 1, 2003, between us and The Bank of New York Mellon Trust Company, National Association, as junior subordinated trustee.

We have summarized the material terms and provisions of the junior subordinated indenture in this section. We have also incorporated by reference the junior subordinated indenture as an exhibit to the registration statement. You should read the junior subordinated indenture for additional information before you purchase any trust preferred securities. The summary that follows includes references to section numbers of the junior subordinated indenture so that you can more easily locate these provisions.

General

The junior subordinated debt securities will be our direct unsecured obligations. The junior subordinated indenture does not limit the principal amount of junior subordinated debt securities that we may issue. The junior subordinated indenture permits us to issue junior subordinated debt securities from time to time and junior subordinated debt securities issued under such indenture will be issued as part of a series that has been established by us under such indenture.

The junior subordinated debt securities will be unsecured and will rank equally with all of our other junior subordinated debt securities and, together with such other junior subordinated debt securities, will be subordinated to all of our existing and future Senior Debt. See “— Subordination” below.

The junior subordinated debt securities are our unsecured junior subordinated debt securities, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our junior subordinated debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities;

•	the first interest payment date; and

•	any circumstances under which we may defer interest payments;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the debt securities and under the indenture;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under “— Defeasance and Discharge” apply to the debt securities;

•	any events of default which will apply to the debt securities in addition to those contained in the indenture and any events of default contained in the indenture which will not apply to the debt securities;

•	any additions or changes to or deletions of the covenants contained in the indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities — a “global security” is a debt security that we issue in accordance with the junior subordinated indenture to represent all or part of a series of debt securities;

•	if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than the junior subordinated trustee;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	the terms of any securities being offered together with or separately from the debt securities;

•	the terms and conditions of any obligation or right of Popular or a holder to convert or exchange the debt securities into trust preferred securities or other securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.

Additional Sums

If a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, any political subdivision thereof or Puerto Rico or any other taxing authority of the United States or Puerto Rico, then we will be required to pay additional sums on the related junior subordinated debt securities. The amount of any additional sum will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Payment; Exchange; Transfer

We will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the junior subordinated debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the junior subordinated debt securities by mailing a check to the person listed as the owner of the junior subordinated debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a junior subordinated debt security:

•	on an interest payment date, to the person in whose name that junior subordinated debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders such debt security at the office of our appointed paying agent.

Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such debt security can only look to us for the payments on such debt security.

Any junior subordinated debt securities of a series can be exchanged for other junior subordinated debt securities of that series so long as such other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debt securities that were surrendered for exchange. The junior subordinated debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the junior subordinated debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series.

In the event of any redemption, neither we nor the junior subordinated trustee will be required to:

•	issue, register the transfer of, or exchange, junior subordinated debt securities of any series during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•	transfer or exchange any junior subordinated debt securities so selected for redemption, except, in the case of any junior subordinated debt securities being redeemed in part, any portion thereof not to be redeemed.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of junior subordinated debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to junior subordinated debt securities in registered form, and will summarize provisions of the junior subordinated indenture that relate specifically to bearer debt securities.

Original Issue Discount

Junior subordinated debt securities may be issued under the junior subordinated indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a junior subordinated debt security is an original issue discount security, that means that an amount less than the principal amount of such debt security will be due and payable upon a declaration of acceleration of the maturity of such debt security under the junior subordinated indenture. The applicable prospectus supplement will describe the Puerto Rico income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right from time to time to defer payment of interest on a series of junior subordinated debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such junior subordinated debt securities. Certain Puerto Rico and United States federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Redemption

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be subject to any sinking fund and will not be redeemable at the option of the holder.

Unless otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve or its district reserve bank, if required, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time. If the junior subordinated debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security so redeemed will equal 100% of the principal amount of such junior subordinated debt security plus accrued and unpaid interest to the redemption date.

Except as otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event, investment company event or capital treatment event, each as defined below, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the redemption date.

“Tax Event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States, any political subdivision thereof or Puerto Rico, or any taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of the prospectus supplement relating to the issuance of trust preferred securities by such trust, there is more than an insubstantial risk that:

•	such trust is, or will be within 90 days of the date of such opinion, subject to United States federal or Puerto Rico income tax with respect to income received or accrued on the junior subordinated debt securities;

•	interest payable by Popular on the junior subordinated debt securities is not, or within 90 days of the date of such opinion, will not be, deductible by Popular, in whole or in part, for Puerto Rico income tax purposes; or

•	such trust is, or will be within 90 days of the date of such opinion, subject to more than an immaterial amount of other taxes, duties or other governmental charges.

“Investment Company Event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the trust preferred securities.

“Capital Treatment Event” means our reasonable determination that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or Puerto Rico, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that Popular will not be entitled to treat an amount equal to the liquidation amount of such trust preferred securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Popular.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. However, if the debt securities are held by a trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debt securities or portions thereof called for redemption.

Restrictions on Certain Payments

Unless otherwise specified in the applicable prospectus supplement, if:

•	there shall have occurred and be continuing an event of default with respect to a series of junior subordinated debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	the junior subordinated debt securities of a series are held by a trust and we shall be in default relating to our payment of any obligations under our guarantee of the trust preferred securities issued by such trust; or

•	we shall have given notice of our election to defer payments of interest on a series of junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•	we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, including our preferred stock; and

•	we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities).

The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under such indenture and under the junior subordinated debt securities.

Events of Default, Waiver and Notice

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the junior subordinated indenture with respect to any series of junior subordinated debt securities, means any of the following:

•	failure to pay interest on a junior subordinated debt security of that series for 30 days after the payment is due (subject to the deferral of any due date in the case of an extension period);

•	failure to pay the principal of or any premium on any junior subordinated debt security of that series when due;

•	failure to deposit any sinking fund payment on junior subordinated debt securities of that series when due;

•	failure to perform any other covenant in the junior subordinated indenture that applies to junior subordinated debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the junior subordinated indenture;

•	certain events relating to a bankruptcy, insolvency or reorganization of Popular; or

•	any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created.

If an event of default under the junior subordinated indenture occurs and continues, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the entire principal and all accrued but unpaid interest of all debt securities of that series to be due and payable immediately. If the trustee or the holders of junior subordinated debt securities do not make such declaration and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have the right to make such declaration. If an event of default under the junior subordinated indenture occurs and continues and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee may also declare the principal of and the interest on the junior subordinated debt securities to be due and payable and may enforce its other rights as a creditor with respect to the junior subordinated debt securities.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of that series can, subject to certain conditions (including, if the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities), rescind the declaration. If the holders of such junior subordinated debt securities do not rescind such declaration and such junior subordinated debt securities are held by a trust or trustee of such trust, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have the right to rescind the declaration.

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default, except:

•	a default in payment of principal of or any premium or interest; or

•	a default under any provision of the junior subordinated indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series.

If the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, any such waiver shall require the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities. If the holders of junior subordinated debt securities do not waive such default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have the right to waive such default.

The holders of a majority in principal amount of the junior subordinated debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee under the junior subordinated indenture.

We are required to file an officers’ certificate with the junior subordinated trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture.

If the junior subordinated debt securities of any series are held by a trust or a trustee of such trust, a holder of the related trust preferred securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the junior subordinated debt securities, or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities.

The Junior Subordinated Indenture Does Not Restrict Our Ability to Take Certain Actions That May Affect the Junior Subordinated Debt Securities

The junior subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth above under “— Restrictions on Certain Payments.”

The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the junior subordinated debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of such debt securities.

Distribution

Under circumstances involving the dissolution of a trust, which will be discussed more fully in the applicable prospectus supplement, the junior subordinated debt securities may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Description of Capital Securities We May Offer — Trust Preferred Securities — Liquidation Distribution upon Dissolution.”

Modification of Junior Subordinated Indenture

Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable junior subordinated debt security);

•	a reduction in payments due on the junior subordinated debt securities;

•	a change in the place of payment or currency in which any payment on the junior subordinated debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the junior subordinated debt securities;

•	a reduction in the percentage of outstanding junior subordinated debt securities required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of such indenture or certain defaults under such indenture;

•	a reduction in the requirements contained in the junior subordinated indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of junior subordinated debt securities at the holder’s option;

•	in the case of junior subordinated debt securities convertible into common stock, a limitation of any right to convert such debt securities; and

•	a modification of any of the foregoing requirements contained in the junior subordinated indenture.

Under the junior subordinated indenture, the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the junior subordinated indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

If the junior subordinated debt securities are held by a trust or the trustee of such trust, no modification may be made that adversely affects the holders of the related trust preferred securities, and no termination of the junior subordinated indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of the trust preferred securities of such trust. If the consent of the holder of each outstanding junior subordinated debt security is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of trust preferred securities of such trust.

We and the junior subordinated trustee may execute, without the consent of any holder of junior subordinated debt securities, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debt securities.

Defeasance and Discharge

Defeasance and Discharge. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if:

•	we deposit with the junior subordinated trustee, in trust, sufficient money or, if the junior subordinated debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the junior subordinated indenture and the terms of such debt securities;

•	we deliver to the junior subordinated trustee an opinion of counsel that states that the holders of the junior subordinated debt securities of that series will not recognize income, gain or loss for Puerto Rico or United States federal income tax purposes as a result of the deposit and will be subject to Puerto Rico or United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the junior subordinated debt securities of that series are listed on any domestic or foreign securities exchange, such debt securities will not be delisted as a result of the deposit.

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and are essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that we deposit money or Eligible Instruments, or a combination of both, in trust and discharge our obligations under a series of junior subordinated debt securities as described above, then:

•	the junior subordinated indenture, including the subordination provisions contained in the junior subordinated indenture, will no longer apply to the junior subordinated debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the junior subordinated trustee, to register the transfer and exchange of junior subordinated debt securities, to replace lost, stolen or mutilated junior subordinated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of junior subordinated debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on such debt securities of that series.

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of such indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under “— Defeasance and Discharge” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the junior subordinated indenture and the junior subordinated debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

If we exercise our option not to comply with the covenants listed above and the junior subordinated debt securities of that series become immediately due and payable because an event of default under the junior subordinated indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and Eligible Instruments on deposit with the junior subordinated trustee will be sufficient to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the junior subordinated indenture and the terms of the junior subordinated debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.

Conversion or Exchange

The junior subordinated debt securities may be convertible or exchangeable into junior subordinated debt securities of another series or into trust preferred securities of any of our trusts, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated debt securities will be subordinated to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes our senior debt securities and our subordinated debt securities and means:

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debt securities, notes or other written instruments,

•	our obligations under letters of credit,

•	any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the junior subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debt securities. The junior subordinated debt securities will rank on a parity with obligations evidenced by any debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us, that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities.

If certain events relating to a bankruptcy, insolvency or reorganization of Popular occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debt securities.

If such events relating to a bankruptcy, insolvency or reorganization of Popular occur, after we have paid in full all amounts owed on Senior Debt, the holders of junior subordinated debt securities, together with the holders of any of our other obligations ranking equal with those junior subordinated debt securities, will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those junior subordinated debt securities.

If we violate the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before we have paid all the Senior Debt in full, then such holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those junior subordinated debt securities.

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the junior subordinated debt securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated debt securities.

We may modify or amend the junior subordinated indenture as provided under “— Modification of Junior Subordinated Indenture” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of Senior Debt.

The junior subordinated indenture places no limitation on the amount of Senior Debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the internal laws of the Commonwealth of Puerto Rico.

The Trustee

The junior subordinated trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in case of a default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debt securities unless offered reasonable indemnification.

Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities

Popular may issue one or more series of junior subordinated debt securities under the junior subordinated indenture with terms corresponding to the terms of a series of trust preferred securities. In each such instance, concurrently with the issuance of a trust’s preferred securities, such trust will invest the proceeds from that issuance, together with the consideration paid by Popular for the common securities of such trust, in that series of junior subordinated debt securities. Each series of junior subordinated debt securities will be in a principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust and will rank equally with all other series of junior subordinated debt securities. Holders of the trust preferred securities will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of an event of default, as described under “— Modification of Junior Subordinated Indenture” and “— Events of Default, Waiver and Notice.”

Unless otherwise specified in the applicable prospectus supplement, if a tax event, investment company event or capital treatment event relating to a trust occurs and continues, we may, at our option and subject to any required prior approval of the Federal Reserve, redeem the junior subordinated debt securities at any time within 90 days of the occurrence of such event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such junior subordinated debt securities are then redeemable at our option.

The redemption price for any junior subordinated debt security shall be equal to 100% of the principal amount of such junior subordinated debt security then outstanding plus accrued and unpaid interest to the redemption date. As long as a trust is the holder of all the outstanding junior subordinated debt securities of a series, the proceeds of any redemption will be used by such trust to redeem the related trust securities in accordance with their terms.

We will covenant, as to each series of junior subordinated debt securities:

•	to directly or indirectly maintain 100% ownership of the common securities of the applicable trust unless a permitted successor succeeds to ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate any trust, except:

•	in connection with a distribution of junior subordinated debt securities to the holders of trust preferred securities in exchange therefor upon liquidation of such trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the applicable trust agreement, in either such case, if so specified in the applicable prospectus supplement and upon any required prior approval of the Federal Reserve; and

•	to use our reasonable efforts, consistent with the terms and provisions of the applicable trust agreement, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal or Puerto Rico income tax purposes.

DESCRIPTION OF CAPITAL SECURITIES WE MAY OFFER

Trust Preferred Securities

The trust preferred securities will be issued by a trust under the terms of a trust agreement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act. Each trust may issue only one series of trust preferred securities. The property trustee will act as trustee for each series of trust preferred securities under the applicable trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable trust agreement and those made part of such trust agreement by the Trust Indenture Act.

We have summarized material terms and provisions of the trust preferred securities in this section. This summary is not intended to be complete and is qualified by the trust agreement, the form of which we filed as an exhibit to the registration statement, the Delaware Statutory Trust Act and the Trust Indenture Act.

As used in this section, “we,” “us,” “our” and similar terms mean Popular, Inc. with respect to Popular Capital Trust III, Popular Capital Trust IV, and Popular, Inc. and Popular North America, Inc. with respect to Popular North America Capital Trust II and Popular North America Capital Trust III. References in this prospectus to the “Trusts” refer to Popular Capital Trust III, Popular Capital Trust IV, Popular North America Capital Trust II and Popular North America Capital Trust III.

Each trust agreement authorizes the trustees of the applicable trust to issue trust securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. We will own, directly or indirectly, all of a trust’s common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities except as set forth under “— Ranking of Trust Securities.”

Each trust agreement does not permit a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each trust agreement, the property trustee will own the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.

The guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a subordinated basis with respect to the related trust securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when a trust does not have funds on hand available to make such payments. See “— Description of Guarantees” below.

Distributions

Distributions on each series of trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on such dates as specified in the applicable prospectus supplement.

In the event that any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. Unless otherwise specified in the applicable prospectus supplement, a “business day” is a day other than a Saturday, a Sunday, or any other day on which banking institutions in Puerto Rico, Wilmington, Delaware and New York, New York are authorized or required by law, regulation or executive order to remain closed or are customarily closed.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full distribution period will be computed on the basis of the actual number of days elapsed in a partial month in that period. Distributions to which holders of trust preferred securities are entitled but are not paid will accumulate additional distributions at the annual rate if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture and the junior subordinated debt securities to which the prospectus supplement relates to defer the payment of interest on the junior subordinated debt securities for up to a number of consecutive interest payment periods that will be specified in the applicable prospectus supplement. We refer to this period as an “extension period.” No extension period may extend beyond the stated maturity of the junior subordinated debt securities to which the extension period relates.

As a consequence of any such deferral, distributions on the trust preferred securities would be deferred by the related trust during any extension period, but would continue to accumulate additional distributions at the annual rate set forth in the prospectus supplement for such trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, if we exercise our deferral right, then during any extension period, we may not:

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities); or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•	any repurchase, redemption or other acquisition of shares of our capital stock (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into before the applicable extension period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or any capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

The funds available to each trust for distribution to holders of its trust preferred securities will be limited to payments under the junior subordinated debt securities in which such trust invests the proceeds from the issuance and sale of its trust securities. See “Description of Debt Securities We May Offer — Junior Subordinated Debt Securities — Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities.” If we do not make interest payments on such junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. To the extent a trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, the payment of distributions is guaranteed by us on the basis set forth below under “— Description of Guarantees.”

Distributions on the trust preferred securities will be payable to the holders of such securities as they appear on the register of the applicable trust on the relevant record dates, which shall be the 15th calendar day, whether or not a business day, before the distribution date.

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any junior subordinated debt securities, whether at stated maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the related trust securities, upon not less than 30 nor more than 60 days’ notice. The redemption price will equal the aggregate liquidation amount of such trust securities, as defined below, plus accumulated but unpaid distributions to the date of redemption and the amount of the premium, if any, paid by us upon the concurrent redemption of such junior subordinated debt securities. See “Description of Debt Securities We May Offer — Junior Subordinated Debt Securities — Redemption.” If less than all of any series of junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the common securities, except as set forth below under “— Ranking of Trust Securities.”

The amount of premium, if any, paid by us upon the redemption or repayment of all or any part of any series of junior subordinated debt securities will be allocated pro rata to the redemption of the related trust preferred securities and common securities, except as set forth below under “— Ranking of Trust Securities.”

We will have the right to redeem any series of junior subordinated debt securities:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•	at any time, in whole but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of any required prior approval by the Federal Reserve. See “Description of Debt Securities We May Offer — Junior Subordinated Debt Securities — Redemption.”

Within 90 days after any tax event, investment company event or capital treatment event occurs and continues, we will have the right to redeem the junior subordinated debt securities in whole, but not in part, and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole, but not in part, at the redemption price described above. In the event:

•	a tax event, investment company event or capital treatment event occurs and continues, and

•	we do not elect to redeem the junior subordinated debt securities and thereby cause a mandatory redemption of the related trust preferred securities and common securities or to dissolve the related trust and cause the junior subordinated debt securities to be distributed to holders of such trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, the related trust preferred securities will remain outstanding.

“Like Amount” means:

•	with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount equal to that portion of the principal amount of junior subordinated debt securities to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

•	with respect to a distribution of junior subordinated debt securities to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of a trust, junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such junior subordinated debt securities would be distributed.

“Liquidation Amount” means the stated amount per trust security as set forth in the applicable prospectus supplement.

Distribution of Junior Subordinated Debt Securities

We will have the right at any time to liquidate a trust and cause the junior subordinated debt securities to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. Upon liquidation of the trust and after satisfaction of the liabilities of creditors of such trust as provided by applicable law, the junior subordinated debt securities held by such trust will be distributed to the holders of the trust securities of such trust in exchange therefor.

After the liquidation date fixed for any distribution of junior subordinated debt securities for any series of trust preferred securities:

•	such series of trust preferred securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of such series of trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution;

•	any certificates representing such series of trust preferred securities not held by The Depository Trust Company, or “DTC,” or its nominee, or surrendered to the exchange agent will be deemed to represent the junior subordinated debt securities to be delivered in the exchange, having a principal amount equal to the stated liquidation amount of such series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of trust preferred securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of such trust preferred securities will cease, except the right to receive junior subordinated debt securities, in the principal amount set forth above, upon such surrender.

Redemption Procedures

Trust preferred securities redeemed on any redemption date will be redeemed at the redemption price, as described in the applicable prospectus supplement, with the proceeds from the contemporaneous redemption of the junior subordinated debt securities. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the applicable trust has funds on hand available for the payment of such redemption price. See also “— Ranking of Trust Securities” below. Redemptions of trust preferred securities may require prior approval of the Federal Reserve.

If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities. If such trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such trust preferred securities funds sufficient to pay the redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such trust preferred securities.

Notwithstanding the foregoing, distributions payable on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•	all rights of the holders of such trust preferred securities will cease, except the right to receive the redemption price on the redemption date, but without interest on such redemption price after the date of redemption; and

•	such trust preferred securities will cease to be outstanding.

In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to the guarantee as described under “— Description of Guarantees,” distributions on such trust preferred securities will continue to accrue at the then-applicable rate, from the redemption date originally established by such trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

If less than all of the trust securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes, except as set forth below under “— Ranking of Trust Securities.” The property trustee will select the particular trust preferred securities to be redeemed not more than 60 days before the redemption date from the outstanding trust preferred securities not previously called for redemption by any method the property trustee deems fair and appropriate, or, if the trust preferred securities are in book-entry only form, in accordance with the procedures of the depositary. The property trustee shall promptly notify the securities registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the applicable trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subject to applicable law, including, without limitation, United States federal securities laws, we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Ranking of Trust Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the relative liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a trust agreement resulting from an event of default under the junior subordinated indenture, we, as holder of a trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under such trust agreement until all such events of default have been cured, waived or otherwise eliminated. Until all events of default under such trust agreement have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such trust preferred securities and not on our behalf, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to a trust agreement, a trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of Popular or, for Popular North America Capital Trust II and Popular North America Capital Trust III, Popular North America;

•	the written direction from us, as holder of the trust’s common securities, to the property trustee to dissolve the trust and distribute a like amount of junior subordinated debt securities to the holders of its trust securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of its trust preferred securities as described above under “— Redemption or Exchange — Mandatory Redemption;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of such trust securities a like amount of junior subordinated debt securities. If the property trustee determines that such distribution is not practical or if the early dissolution occurs as a result of the redemption of trust preferred securities, then the holders will be entitled to receive out of the assets of such trust available for distribution to holders and after satisfaction of liabilities to creditors of such trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If such trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro rata basis, except as set forth under “— Ranking of Trust Securities.”

Events of Default; Notice

Any one of the following events constitutes an event of default under the applicable trust agreement, or a “trust event of default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the junior subordinated indenture with respect to the junior subordinated debt securities held by such trust (see “Description of Debt Securities We May Offer — Junior Subordinated Debt Securities — Events of Default, Waiver and Notice”); or

•	the default by the property trustee in the payment of any distribution on any trust security of such trust when such distribution becomes due and payable, and continuation of such default for a period of 30 days; or

•	the default by the property trustee in the payment of any redemption price of any trust security of such trust when such redemption price becomes due and payable; or

•	the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the applicable trust agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach of warranty in the manner specified in such trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within ten days after any event of default actually known to the property trustee occurs, the property trustee will transmit notice of such event of default to the holders of the trust securities and to the administrative trustees, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

The existence of an event of default under the trust agreement, in and of itself, with respect to the junior subordinated debt securities does not entitle the holders of the related trust preferred securities to accelerate the maturity of such junior subordinated debt securities.

Removal of Trustees

Unless an event of default under the junior subordinated indenture has occurred and is continuing, the property trustee and the Delaware trustee of a trust may be removed at any time by the holder of the common securities of such trust. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities of such trust for cause or if an event of default under the junior subordinated indenture has occurred and is continuing. In no event will the holders of such trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the junior subordinated indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such trust agreement. If an event of default under the junior subordinated indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the applicable trust agreement. Such trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state, the District of Columbia or the Commonwealth of Puerto Rico if:

•	such successor entity either:

•	expressly assumes all of the obligations of such trust with respect to the trust preferred securities, or

•	substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, or the “successor securities,” so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the junior subordinated debt securities;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	such successor entity has a purpose substantially identical to that of such trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to such trust experienced in such matters to the effect that:

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

•	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

•	we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the applicable guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal or Puerto Rico income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “— Description of Guarantees — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of trust preferred securities will have no voting rights.

We and the administrative trustees may amend a trust agreement without the consent of the holders of its trust preferred securities, unless such amendment will materially and adversely affect the interests of any holder of trust preferred securities, to:

•	cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of such trust agreement; or

•	modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that such trust will be classified for United States federal or Puerto Rico income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act.

We, the administrative trustees and the property trustee may generally amend a trust agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust preferred securities; and

•	receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect such trust’s status as a grantor trust for United States federal or Puerto Rico income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each holder of trust securities, a trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of such trust securities as of a specified date; or

•	restrict the right of a holder of such trust securities to institute a suit for the enforcement of any such payment on or after such date.

So long as the property trustee of a trust holds any junior subordinated debt securities, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities of such trust:

•	direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee, or executing any trust or power conferred on the junior subordinated trustee with respect to such junior subordinated debt securities;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such junior subordinated debt securities, where such consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of junior subordinated debt securities affected thereby, no such consent may be given by the property trustee of any trust without the prior consent of each holder of the trust preferred securities of such trust. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause such trust to be classified as other than a grantor trust for United States federal or Puerto Rico income tax purposes.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be Banco Popular de Puerto Rico. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that Banco Popular de Puerto Rico shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, Banco Popular de Puerto Rico Trust Division will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of a trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default under the trust agreement, the property trustee undertakes to perform only the duties that are specifically set forth in the applicable trust agreement. After an event of default under the trust agreement, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in such trust agreement or is unsure of the application of any provision of such trust agreement, and the matter is not one upon which holders of trust preferred securities are entitled under the applicable trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the applicable trust agreement, we, as depositor, agree to pay:

•	all debts and other obligations of the trust (other than with respect to the trust preferred securities);

•	all costs and expenses of the trust, including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees, and the cost and expenses relating to the operation of the trust; and

•	any and all taxes and costs and expenses with respect thereto, other than withholding taxes, to which the trust might become subject.

Governing Law

The trust agreements will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal or Puerto Rico income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the junior subordinated debt securities will be treated as indebtedness of Popular or Popular North America, as applicable, for Puerto Rico income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable trust or the applicable trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the applicable trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Common Securities

In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities. The prospectus supplement relating to such issuance will specify the terms of such common securities, including distributions, redemption, voting and liquidation rights. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except as set forth under “Description of Trust Preferred Securities — Ranking of Trust Securities.” Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of the trusts.

Description of Guarantees

Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities.

General

Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent such trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent such trust has funds available; and

•	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

A trust preferred securities guarantee will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, such trust will not pay distributions on the trust preferred securities and will not have funds available for such payments. See “— Status of the Guarantees” below. Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities, the junior subordinated indenture and the applicable trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the trust preferred securities guarantees.

Status of the Guarantees

A guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated debt securities as set forth in the junior subordinated indenture; and

•	equally with all other trust preferred security guarantees that we issue.

A guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. A guarantee will be held by the guarantee trustee for the benefit of the holders of the related trust securities. A guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the junior subordinated debt securities.

Amendments and Assignment

A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantees

A trust preferred securities guarantee will terminate (1) upon full payment of the redemption price of all related trust preferred securities, (2) upon distribution of the junior subordinated debt securities to the holders of the related trust securities or (3) upon full payment of the amounts payable in accordance with the applicable trust agreement upon liquidation of the trust. A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under a trust preferred securities guarantee will occur if we fail to perform any payment obligation or other obligation under such guarantee.

The holders of a majority in liquidation amount of the trust preferred securities of a trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee of such trust in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against such trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in such trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the Commonwealth of Puerto Rico.

Relationship Among Trust Preferred Securities

Junior Subordinated Debt Securities And Guarantees

As set forth in the applicable trust agreement, the sole purpose of a trust is to issue the trust securities and to invest the proceeds in junior subordinated debt securities.

As long as payments of interest and other payments are made when due on a series of junior subordinated debt securities, those payments will be sufficient to cover the distributions and payments due on the related trust securities. This is due to the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of such trust securities;

•	the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for such trust securities;

•	under the junior subordinated indenture, we will pay, and the applicable trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of such trust, other than those relating to such trust securities; and

•	the applicable trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on trust preferred securities to the extent described in this prospectus. If we do not make interest payments on a series of junior subordinated debt securities, the related trust will not have sufficient funds to pay distributions on the trust preferred securities. A trust preferred securities guarantee is a subordinated guarantee in relation to the trust preferred securities. A trust preferred securities guarantee does not apply to any payment of distributions unless and until such trust has sufficient funds for the payment of such distributions. See “— Description of Guarantees above”.

We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

A trust preferred securities guarantee covers the payment of distributions and other payments on the trust preferred securities of a trust only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debt securities. A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities and the junior subordinated indenture and our obligations under the applicable trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the related trust preferred securities.

If we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the applicable trust agreement allows the holders of the related trust preferred securities to direct the property trustee to enforce its rights under the junior subordinated debt securities. If the property trustee fails to enforce these rights, any holder of such trust preferred securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. See “— Trust Preferred Securities — Voting Rights; Amendment of the Trust Agreement.”

A holder of trust preferred securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the junior subordinated debt securities, or

•	suing us to enforce the property trustee’s rights under the junior subordinated debt securities. In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to such holder of trust preferred securities. Consequently, we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from such trust.

We acknowledge that the guarantee trustee will enforce the trust preferred securities guarantees on behalf of the holders of the trust preferred securities. If we fail to make payments under the trust preferred securities guarantee, the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the trust preferred securities guarantee, any holder of trust preferred securities may directly sue us to enforce the guarantee trustee’s rights under the trust preferred securities guarantee. Such holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue us to enforce such holder’s right to receive payment under the trust preferred securities guarantees. Such holder need not first direct the guarantee trustee to enforce the terms of the trust preferred securities guarantee or sue such trust or any other person or entity.

We and each trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust preferred securities. See “— Description of Guarantees — General.”

Limited Purpose of Trust

Each trust’s preferred securities evidence a beneficial interest in the assets such trust, and such trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in junior subordinated debt securities issued by Popular or Popular North America, as applicable. A principal difference between the rights of a holder of a trust preferred security and a holder of a junior subordinated debt security is that a holder of a junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on such junior subordinated debt securities, while a holder of trust preferred securities is entitled to receive distributions from such trust, or from us under the related guarantee, if and to the extent such trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of a trust involving the liquidation of the junior subordinated debt securities, after satisfaction of liabilities to creditors of such trust, the holders of the trust preferred securities of such trust will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. See “— Trust Preferred Securities — Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of Popular or Popular North America, as applicable, the property trustee, as holder of the junior subordinated debt securities, would be a subordinated creditor of Popular or Popular North America, as applicable, subordinated in right of payment to all Senior Debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than such trust’s obligations to the holders of its trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 700,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, without par value. The preferred stock is issuable in one or more series, with such terms, and at such times and for such consideration as our Board of Directors determines. As of March 31, 2009, there were issued and outstanding 282,034,819 shares of common stock and 24,410,000 shares of preferred stock. The preferred stock is divided into three series with an aggregation liquidation of $1.52 billion. Shares of our common stock are traded on the NASDAQ Stock Market under the symbol “BPOP.” Shares of our 6.375% Non-Cumulative Monthly Income Preferred Stock, 2003, Series A and 8.25% Non-Cumulative Monthly Income Preferred Stock, Series B are traded on the Nasdaq Stock Market under the symbols “BPOPO” and “BPOPP,” respectively. We also issued 935,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C, liquidation preference $1,000 per share (the “Series C Preferred Shares”) on December 5, 2008.

The following description summarizes the material provisions of our common stock. It does not purport to be complete and is subject in all respects to the applicable provisions of the Puerto Rico General Corporations Law, our Certificate of Incorporation (the “Certificate”), and the Certificates of Designation describing each series of preferred stock.

Common Stock

Subject to the rights of holders of any preferred stock outstanding, holders of our common stock are entitled to receive ratably such dividends, if any, as our Board of Directors may in its discretion declare out of legally available funds.

The holders of our common stock are entitled to one vote per share on all matters brought before the stockholders. The holders of our common stock do not have the right to cumulate their shares of our common stock in the election of directors. The Certificate provides that the approval of our merger, reorganization, or consolidation or the sale, lease or hypothecation of substantially all of our assets or the approval of our voluntary dissolution requires the vote of the holders of 75% of the total number of our outstanding shares of common stock.

In the event of our liquidation, holders of our common stock will be entitled to receive pro rata any assets distributable to stockholders with respect to the shares held by them, after payment of liabilities and such preferential amounts as may be required to be paid to the holders of our outstanding series of preferred stock and any preferred stock we hereafter issue.

The Certificate provides that the members of our Board of Directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of stockholders, one-third of the members of our Board of Directors will be elected for a three-year term, and the other directors will remain in office until their three-year terms expire. Therefore, control of our Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of our Board of Directors can be changed.

The Certificate provides that a director, or the entire Board of Directors, may be removed by the stockholders only for cause. The Certificate and our Bylaws also provide that the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding capital stock entitled to vote generally for the election of directors is required to remove a director or the entire Board of Directors from office for cause or to amend the Certificate. Certain portions of the Certificate described in certain of the preceding paragraphs, including those related to the classified Board of Directors, may be amended only by the affirmative vote of the holders of two-thirds of the total number of our outstanding shares of common stock.

Certain of the provisions contained in the Certificate have the effect of making it more difficult to change our Board of Directors, and may make our Board of Directors less responsive to stockholder control. These provisions also may tend to discourage attempts by third parties to acquire us because of the additional time and expense involved and a greater possibility of failure, and, as a result, may adversely affect the price that a potential purchaser would be willing to pay for our capital stock, thereby reducing the amount a stockholder might realize in, for example, a tender offer for our capital stock.

Pursuant to the Certificate, holders of our common stock are entitled to preferential rights to subscribe for newly issued shares of our common stock on a pro rata basis unless, in approving the issuance of our common stock, or any transaction resulting in the issuance of any of our common stock, our Board of Directors unanimously resolves otherwise. The stockholders have no preference to subscribe therefor in the event of new issues of shares of stock which may be authorized pursuant to any dividend reinvestment and stock purchase plan or which may be authorized in order to exchange such new shares of stock for property which our Board of Directors may consider convenient or necessary for us to acquire, nor shall the stockholders have any right of preference therefor in the event of new issues of stock in payment of services rendered to us, or of shares of stock to be issued for sale to officers or employees, on the basis of options, as an incentive either to commence or to continue rendering services to us. There are no redemption or call provisions applicable to shares of our common stock.

The outstanding shares of our common stock are, and shares of our common stock offered hereby upon their due issuance, delivery and the receipt of payment therefor will be, validly issued, fully paid and nonassessable.

The Registrar and Transfer Agent for our common stock is Banco Popular de Puerto Rico.

Preferred Stock

Our Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof to be adopted by our Board of Directors, except as otherwise provided in the Certificate or any amendment thereto.

The issuance of shares of preferred stock could make it more difficult and more expensive for another person or entity to obtain control of us in a merger, tender offer, proxy fight or similar transaction. The ability of our Board of Directors to issue shares of preferred stock in such a situation could have the effect of discouraging a potential acquiror and may have an adverse effect on stockholders wishing to participate in a merger, tender offer or proxy fight. Our management is not aware of any person or entity currently seeking control of us.

We have three outstanding series of preferred which are described below.

	Number of	Annual		Liquidation			Conversion	General
	Shares	Dividend		Preference	Accumulation	Date First	or Exchange	Voting
Title of Series	Outstanding	Rate(1)		per Share(2)	of Dividends	Redeemable(3)	Rights	Rights(4)

6.375% Non-Cumulative Monthly Income Preferred Stock, 2003 Series A (the “6.375% Preferred Stock”)	7,475,000	6.375%		$25	Non-cumulative	March 31, 2008	None	No
8.25% Non-Cumulative Monthly Income Preferred Stock, Series B (the “8.25% Preferred Stock”)	16,000,000	8.25%		$25	Non-cumulative	May 28, 2013	None	No
Fixed Rate Cumulative Perpetual Preferred Stock, Series C (“Series C Preferred Stock”)	935,000	5.00	%(5)	$1,000	Cumulative	December 5, 2011	None	No

(1)	Based on a percentage of the applicable liquidation preference per share.

(2)	See “Liquidation Rights” below for additional information.

(3)	See “Redemption” below for additional information.

(4)	See “Voting Rights” below for additional information.

(5)	Commencing on December 5, 2013 the annual dividend rate increases to 9.00%.

Dividend Rights and Limitations

The holders of the shares of 6.375% Preferred Stock and the 8.25% Preferred Stock are entitled to receive noncumulative cash dividends when, as and if declared by the Board of Directors, at their respective annual dividend rates, payable monthly. The holders of the Series C Preferred Stock are entitled to receive cumulative cash dividends, when, as and if declared by the Board of Directors at the applicable dividend rate, payable quarterly. The holders of each of the three series of preferred stock are entitled to receive such dividends prior to any payment of dividends or distribution of assets to holders of the common stock and to any other class of capital stock ranking junior to the 6.375% Preferred Stock, the 8.25% Preferred Stock and the Series C Preferred Stock with respect to the payment of dividends.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the 6.375% Preferred Stock, the 8.25% Preferred Stock and the Series C Preferred Stock are entitled to receive out of the remaining assets an amount in cash equal to their liquidation preference per share plus accrued and unpaid dividends thereon (limited to the then current monthly dividend period in the case of the two series that are non-cumulative) to date of the distribution. This distribution must be made before any payment may be made to the holders of our common stock or any other securities ranking junior to the 6.375% Preferred Stock, the 8.25% Preferred Stock or the Series C Preferred Stock as to the distribution of assets upon liquidation. No distribution of this type or payment on account of our liquidation, dissolution or winding up may be made to the holders of the shares of any class or series of stock ranking on a parity with the 6.375% Preferred Stock, the 8.25% Preferred Stock or the Series C Preferred Stock as to the distribution of assets upon liquidation, unless the holders of each of such series of Preferred Stock receive like amounts ratably in accordance with the full distributive amounts which they and the holders of parity stock are respectively entitled to receive upon this preferential distribution.

After the payment to the holders of the 6.375% Preferred Stock, the 8.25% Preferred Stock and the Series C Preferred Stock of the full preferential amounts provided for above, the holders of such shares will have no right or claim to any of the remaining assets.

Redemption

The 6.375% Preferred Stock is subject to redemption in whole or in part, on or after March 31, 2009 and prior to March 31, 2010, at a price of $25.25 per share and after this period at a redemption price equal to $25 or after March 31, 2010.

The 8.25% Preferred Stock is subject to redemption in whole or in part, commencing on or after May 28, 2013, and prior to May 29, 2014 at a price of $25.50 per share and after this period at redemption prices declining to $25 per share on or after May 29, 2015.

The Series C Preferred Stock is subject to redemption in whole or in part, at our option on or after December 15, 2011, and at a price of $1,000 per share plus accrued and unpaid dividends to the redemption date.

Optional redemption of any of the three series of Preferred Stock by Popular is subject to the prior approval of the Federal Reserve.

There is no mandatory redemption or sinking fund obligation with respect to either the 6.375% Preferred Stock the 8.25% Preferred Stock or the Series C Preferred Stock.

Voting Rights

The holders of shares of 6.375% Preferred Stock, the 8.25% Preferred Stock and the Series C Preferred Stock are not entitled to any voting rights except (1) if we do not pay dividends in full on such series for 18 monthly dividend periods or 6 quarterly dividend periods in the case of the Series C Preferred Stock in each case whether or not consecutive, (2) as required by law or (3) in connection with any changes of the terms or rights of the 6.375% Preferred Stock, the 8.25% Preferred Stock or the Series C Preferred Stock, as the case may be.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

RATIO OF INCOME TO FIXED CHARGES AND
RATIO OF INCOME TO COMBINED FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS

The following table shows (1) the consolidated ratio of income to fixed charges and (2) the consolidated ratio of income to combined fixed charges including preferred stock dividends of Popular for each of the five most recent fiscal years and the three months ended March 31, 2009.

	Three Months
	Ended		Year Ended December 31,
	March 31, 2009		2008(1)		2007(1)	2006(1)	2005(1)	2004(1)

Ratio of income to fixed charges
Including Interest on Deposits	(A	)	(A	)	1.2	1.5	1.8	1.9
Excluding Interest on Deposits	(A	)	(A	)	1.5	1.9	2.5	3.3
Ratio of income to combined fixed charges including preferred stock dividends
Including Interest on Deposits	(A	)	(A	)	1.2	1.4	1.7	1.9
Excluding Interest on Deposits	(A	)	(A	)	1.5	1.8	2.4	3.1

(1)	The computation of earnings to fixed charges and preferred stock dividends excludes discontinued operations. Prior periods have been retrospectively adjusted on a comparable basis.

(A)	During 2008 and the first quarter of 2009, earnings were not sufficient to cover fixed charges or preferred dividends and the ratios were less than 1:1. Popular would have had to generate additional earnings of approximately $235 million and $100 million to achieve ratios of 1:1 in 2008 and the first quarter of 2009, respectively.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of the securities may be passed upon for us by Marta M. Kury Latorre, our Legal Counsel, or by Sullivan & Cromwell LLP, New York, New York or such other counsel as may be named in the applicable prospectus supplement and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of the internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Popular Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.